                                   Exhibit 2




                           ASSET PURCHASE AGREEMENT


                                 by and among


                         Amana Appliance Company, L.P.


                         Goodman Global Holdings, Inc.


                              Maytag Corporation


                                      and

                             Maytag Worldwide N.V.


                                  dated as of

                                 June 4, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
ARTICLE I    DEFINITIONS...................................................   1


ARTICLE II   PURCHASE AND SALE OF ASSETS...................................  13

  Section 2.1  Purchase and Sale...........................................  13
  Section 2.3  Excluded Assets.............................................  15
  Section 2.3  Assumed Liabilities.........................................  16
  Section 2.4  Excluded Liabilities........................................  17
  Section 2.5  Purchase Price..............................................  18
  Section 2.6  Determination of Change in Adjusted Working Capital.........  19
  Section 2.7  Payment of Adjusted Purchase Price..........................  20
  Section 2.8  Allocation of Purchase Price................................  20
  Section 2.9  Certain Costs, Fees and Expenses............................  21
  Section 2.1  Conveyances of Real Property................................  21
  Section 2.1  Disclaimer of Warranties....................................  21
  Section 2.1  Receipts After Closing......................................  22

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBAL...........  22

  Section 3.1  Organization, Authority and Good Standing...................  22
  Section 3.2  Absence of Conflicts and Consent Requirements...............  24
  Section 3.3  Environmental Matters.......................................  24
  Section 3.4  Ownership of Assets.........................................  26
  Section 3.5  Litigation..................................................  27
  Section 3.6  Permits and Compliance With Law.............................  27
  Section 3.7  Intellectual Property Rights................................  28
  Section 3.8  Computer Hardware and Software..............................  29
  Section 3.9. Receivables; Inventories....................................  29
  Section 3.10 Material Contracts..........................................  30
  Section 3.11 Labor and Employment Matters; ERISA.........................  31
  Section 3.12 Brokers, Finders, etc.......................................  35
  Section 3.13 Taxes.......................................................  35
  Section 3.14 No Preemptive Rights........................................  36
  Section 3.15 Transactions With Affiliates................................  36
  Section 3.16 Financial Statements and Information........................  36
  Section 3.17 Absence of Changes..........................................  37
  Section 3.18 No Undisclosed Liabilities..................................  38
  Section 3.19 Utilities...................................................  38
  Section 3.20 Government Contracts........................................  39
  Section 3.21 Insurance...................................................  39

  Section 3.22 Customers and Suppliers...................................... 33
  Section 3.23 Warranties................................................... 40
  Section 3.24 Product Defects.............................................. 40
  Section 3.25 Bifurcation.................................................. 40
  Section 3.26 Investment Representations................................... 41

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER........................ 41

  Section 4.1. Organization and Authority................................... 41
  Section 4.2. Absence of Conflicts and Consent Requirements................ 42
  Section 4.3. Litigation Affecting Buyer or Maytag Worldwide............... 42
  Section 4.4. Fees......................................................... 42
  Section 4.5. Available Funds.............................................. 43
  Section 4.6. Valid Shares................................................. 43
  Section 4.7. Securities and Exchange Commission Filings................... 43
  Section 4.8. No Material Adverse Change................................... 43

ARTICLE V    COVENANTS OF SELLER AND BUYER.................................. 44

  Section 5.1  Investigation of Business; Access to Properties and Records.. 44
  Section 5.2  Reasonable Efforts........................................... 45
  Section 5.3  Further Assurances........................................... 46
  Section 5.4  Conduct of Business.......................................... 46
  Section 5.5  Preservation of Business..................................... 48
  Section 5.6  Public Announcements......................................... 48
  Section 5.7  No Implied Representation.................................... 48
  Section 5.8  Construction of Certain Provisions........................... 49
  Section 5.9  Inventory.................................................... 49
  Section 5.10 Bulk Transfer Compliance..................................... 49
  Section 5.11 Assignment of Contracts...................................... 49
  Section 5.12 Post-Closing Cooperation..................................... 50
  Section 5.13 Employees.................................................... 50
  Section 5.14 Right to Update.............................................. 58
  Section 5.15 Tax Matters.................................................. 58
  Section 5.16 Agreement Not to Compete..................................... 61
  Section 5.17 Commitments for Title Insurance.............................. 61
  Section 5.18 Change in Entity Names....................................... 62
  Section 5.19 Collection of Receivables.................................... 62
  Section 5.20 Registration of the Maytag Shares............................ 63
  Section 5.21 Resales by Shareholders...................................... 64

ARTICLE VI   CLOSING........................................................ 65

  Section 6.1  Time and Place of Closing.................................... 65
  Section 6.2  Conditions to Buyer's and Maytag Worldwide's Obligations..... 65
  Section 6.3  Conditions to Seller's Obligations........................... 68

ARTICLE VII  SURVIVAL; INDEMNIFICATION...................................... 70

  Section 7.1  Survival..................................................... 70
  Section 7.2  Indemnification.............................................. 70
  Section 7.3  Environmental Indemnification................................ 74
  Section 7.4  Arbitration.................................................. 76
  Section 7.5  Exclusive Remedy............................................. 76
  Section 7.6  Adjustment to Purchase Price................................. 77

ARTICLE VIII TERMINATION.................................................... 77

  Section 8.1  Termination.................................................. 77
  Section 8.2  Procedure and Effect of Termination.......................... 78
  Section 8.3  Wrongful Termination......................................... 78

ARTICLE IX   MISCELLANEOUS.................................................. 78

  Section 9.1  Counterparts................................................. 78
  Section 9.2  Governing Law................................................ 78
  Section 9.3  No Third Party Beneficiaries................................. 78
  Section 9.4  Entire Agreement............................................. 79
  Section 9.5  Expenses..................................................... 79
  Section 9.6  Notices...................................................... 79
  Section 9.7  Successors and Assigns....................................... 80
  Section 9.8  Headings; Interpretation..................................... 81
  Section 9.9  Amendments and Waivers....................................... 81
  Section 9.10 Specific Performance......................................... 81
  Section 9.11 Severability of Provisions................................... 81
  Section 9.12 Consent to Jurisdiction...................................... 82
  Section 9.13 Joint Preparation............................................ 82
  Section 9.14 Time......................................................... 82

Exhibit        Description
-------        -----------
A              Trademark License Agreement
B              Indemnification

Schedule       Description
--------       -----------
6.2(f)         Required Consents

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of the 4th day of
                                     ---------
June, 2001, is made and entered into by and among: (a) Amana Appliance Company, L.P., a Texas limited partnership ("Seller"), of which Amana Holding Company, a
                                    ------
Texas corporation ("Holding"), is the sole general partner; (b) Goodman Global
                    -------
Holdings, Inc., a Texas corporation ("Global"); (c) Maytag Corporation, a
                                      ------
Delaware corporation ("Buyer"), and (d) Maytag Worldwide N.V., a Netherlands
                       -----
Antilles corporation and an indirect wholly-owned subsidiary of Buyer ("Maytag
                                                                        ------
Worldwide").
---------

     WHEREAS, Seller (i) manufactures, markets, sells, distributes and services a full range of refrigerators, freezers, washers, dryers, freestanding, built-in and cooktop cooking equipment, dishwashers and microwave ovens for commercial and consumer use (the "Appliance Business") and (ii) markets, sells and
                       ------------------
distributes, through the same channels as the Appliance Business, and services certain room air conditioners and dehumidifiers (the "Transferred Room A/C
                                                      --------------------
Business") (the Appliance Business and the Transferred Room A/C Business being
--------
collectively referred to as the "Business"); and
                                 --------

     WHEREAS, Seller, Holding, Amana Company, L.P., a Delaware limited partnership and the former owner of the Business ("Former Owner"), and others
                                                   ------------
recently consummated the transactions contemplated by a Restated Bifurcation Agreement dated as of March 16, 2001, as amended ("Bifurcation Agreement"),
                                                   ---------------------
pursuant to which the Business was transferred by the Former Owner to Seller and the limited partnership interests in Seller and the shares in Holding were distributed in a series of transactions to persons who currently own equity interests in Global; and

     WHEREAS, Seller, Global, Buyer and Maytag Worldwide desire to enter into this Agreement pursuant to which Seller is agreeing to sell to Buyer and Maytag Worldwide, and Buyer and Maytag Worldwide are agreeing to purchase from Seller, substantially all of the assets and properties of Seller, and Buyer is agreeing to assume certain obligations and liabilities of Seller applicable to the Business; and

     WHEREAS, the Board of Directors of Global has concluded that the execution and delivery of this Agreement by Global and its commitment to become jointly and severally liable for Seller's obligations hereunder may reasonably be expected to benefit, directly or indirectly, Global and its shareholders;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     "ABO" has the meaning set forth in Section 5.13(c)(ii)(B).
      ---                               ----------------------

     "Access Period" means the longer of: (a) a period of three (3) years from
      -------------
and after the Closing Date; or (b) the period of time, commencing on the Closing Date and ending on the date on which Taxes may no longer be assessed against Seller or Former Owner with respect to the operations of the Business under applicable statutes of limitation, including the period covered by any waivers or extensions thereof.

     "Accounts Payable" means all of Seller's accounts payable (excluding
      ----------------
accounts payable to Former Owner and its Affiliates), accrued expenses and other current liabilities (including prepaid sales and accrued freight) with respect to the Business as of the Closing Date.

     "Adjourned Date" has the meaning set forth in Section 5.17.
      --------------                               ------------

     "Adjusted Working Capital" means the excess of the current assets over the
      ------------------------
current liabilities reflected on the December 31 Pro Forma Balance Sheet or the Closing Date Pro Forma Balance Sheet, as the case may be.

     "Affiliate" means, with respect to any person: (a) any person directly or
      ---------
indirectly owning all of the outstanding voting securities or other voting interests or general partnership interests of such other person; (b) any person all of whose outstanding voting securities or other voting interests or general partnership interests are directly or indirectly owned by such other person; and
(c) any person all of whose outstanding voting securities or other voting interests are directly or indirectly owned by a person referred to in clause (a) above. By way of illustration, Seller's Affiliates include Holding and AFSI; Global's Affiliates include Former Owner and all of Global's direct and indirect wholly-owned Subsidiaries.

     "AFSI" means Amana Financial Services, Inc., a Delaware corporation.
      ----

     "Agreement" has the meaning set forth in the introductory paragraph.
      ---------

     "Agreed Adjustments" has the meaning set forth in Section 2.6(d).
      ------------------                               --------------

     "Allocation Schedule" has the meaning set forth in Section 2.8.
      -------------------                               -----------

     "Amana Finance" means the Illinois general partnership in which AFSI and
      -------------
Transamerica Joint Venture, Inc. each owns a 50% interest.

     "Amana Finance Partnership Documents" means  (i) the Joint Venture
      -----------------------------------
Agreement dated as of April 26, 1995 between Amana Refrigeration, Inc. and Transamerica Commercial Finance Corporation, as amended by Agreement dated as of July 1, 1998 between Amana Company, L.P. and Transamerica Commercial Finance Corporation, and (ii) the Partnership Agreement dated as of April 26, 1995 between AFSI and Transamerica Joint Ventures, Inc.

     "Amana 401K Plan" has the meaning set forth in Section 5.13(d).
      ---------------                               ---------------

     Amana Finance 4/30 Balance Sheet" has the meaning set forth in Section
     --------------------------------                               -------
3.16(c).
-------

     "Antitrust Division" means the Antitrust Division of the United States
      ------------------
Department of Justice.

     "Appliance Business" has the meaning set forth in the first recital to this
      ------------------
Agreement.

     "Assumed Liabilities" has the meaning set forth in Section 2.3.
      -------------------                               -----------

     "AsureCare" means AsureCare Corp., a Florida corporation and indirect
      ---------
wholly owned subsidiary of Global.

     "AsureCare Agreement" means an agreement between Buyer and AsureCare
      -------------------
relating to the servicing by Buyer after the Closing of certain warranties written by AsureCare, such agreement to be in form and substance reasonably acceptable to Buyer and Global.

     "Bankruptcy Exceptions" means the extent to which enforcement of an
      ---------------------
agreement, instrument or other document (a) may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally; and (b) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     "Bargaining Unit Employees" has the meaning set forth in Section
      -------------------------                               -------
5.13(a)(i).
----------

     "Bifurcation" has the meaning set forth in Section 3.25.
      -----------                               ------------

     "Bifurcation Agreement" has the meaning set forth in the second recital to
      ---------------------
this Agreement.

     "Black-out Period" has the meaning set forth in Section 5.21(b).
      ----------------                               ---------------

     "Bulk Sales Laws" has the meaning set forth in Section 5.10.
      ---------------                               ------------

     "Business" has the meaning set forth in the first recital to this
      --------
Agreement.

     "Business Agreements" has the meaning set forth in Section 3.10(c).
      -------------------                               ---------------

     "business day" means each day other than a Saturday, Sunday or other day in
      ------------
the City of Wilmington, Delaware on which national banks are authorized by law or regulation not to open for business.

     "Buyer" has the meaning set forth in the introductory paragraph of this
      -----
Agreement.

     "Buyer Indemnifiable Losses" means, as of any date, the sum of (i)
      --------------------------
Indemnifiable Damages incurred by Buyer Indemnified Parties prior to such date for which they would be entitled to indemnification under Section 7.2(a)(ii)(A)
                                                          ---------------------
but for Section 7.2(f)(i) plus (ii) the Uncollected Receivables Amount that
        ----------------- ----
would have been payable but for the first proviso of Section 5.19(c).
                                                     ---------------

     "Buyer Indemnified Parties" has the meaning set forth in Section 7.2(a).
      -------------------------                               --------------

     "Buyer SEC Filings" has the meaning set forth in Section 4.7.
      -----------------                               -----------

     "Buyer Welfare Plans" has the meaning set forth in Section 5.13(b)(iii).
      -------------------                               --------------------

     "Buyer's Actuary" has the meaning set forth in Section 5.13(c)(ii)(B).
      ---------------                               ----------------------

     "Buyer's FSA" has the meaning set forth in Section 5.13(e).
      -----------                               ---------------

     "Buyer's Savings Plan" has the meaning set forth in Section 5.13(d).
      --------------------                               ---------------

     "CERCLA" has the meaning set forth in the definition of "Environmental
      ------
Law."

     "Change in Adjusted Working Capital" means the positive or negative
      ----------------------------------
difference, if any, between the Adjusted Working Capital reflected on the December 31 Pro Forma Balance Sheet and the Adjusted Working Capital reflected on the Closing Date Pro Forma Balance Sheet, but in no event shall the December 31 Pro Forma Balance Sheet, the Closing Date Pro Forma Balance Sheet, or the Statement of Change in Adjusted Working Capital include any provision for any Taxes, except that the Closing Date Pro Forma Balance Sheet shall include accrued liabilities with respect to employment taxes and real and personal property taxes, in each case to the extent set forth in Section 5.15.
                                                        ------------

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.
      -----

     "Claim Notice" has the meaning set forth in Section 7.2(c).
      ------------                               --------------

     "Claim of Environmental Liability" means any and all claims, liabilities,
      --------------------------------
obligations, judgments, penalties, expenses, losses or damages (including natural resource damages) relating to the Purchased Assets or the Business, resulting from: (a) any suit, action, administrative proceeding, notice, investigation or demand asserted or threatened by any third-party (including any governmental agency or authority) arising under any Environmental Law; (b) requirements imposed by any Environmental Law, including costs of remediation or costs incurred in obtaining applicable permits or complying with any Environmental Law; or (c) the presence or release into the environment of any Hazardous Substances, in each case where the resulting loss, claim or demand arises from or relates to conditions existing or events occurring on or prior to the Closing Date.

     "Closing" has the meaning set forth in Section 6.1.
      -------                               -----------

     "Closing Date" means the date and effective time at which the Closing
      ------------
occurs.

     "Closing Date Pro Forma Balance Sheet" means the pro forma consolidated
      ------------------------------------
balance sheet of Seller reflecting the Purchased Assets and the Assumed Liabilities as of the Closing Date, which shall be prepared in accordance with GAAP consistently applied, except as provided in the footnotes to the December 31 Pro Forma Balance Sheet and in the definition of Change in Adjusted Working Capital.

     "Closing Date Receivables" has the meaning set forth in Section 5.19(a).
      ------------------------                               ---------------

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Collection Report" has the meaning set forth in Section 5.19(b).
      -----------------                               ---------------

     "Collective Bargaining Agreements" means the collective bargaining
      --------------------------------
agreements relating to the Business to which Seller is a party and which are listed in Section 3.11(a) of the Disclosure Schedule.
          ---------------

     "Confidentiality Agreements" means the Confidentiality Agreement dated
      --------------------------
December 18, 2000, by and between Former Owner and Buyer and the Confidentiality Agreement dated May 31, 2001 by and among Buyer, Seller and Global.

     "Contracts" means all contracts, agreements, commitments, and leases of
      ---------
personal property (including computer equipment and programs) with customers, suppliers, vendors, lessors, lessees, utilities, providers or others entered into by Seller, Seller's Affiliates or Former Owner primarily for or on behalf of the Business, including those Contracts listed in the Disclosure Schedule.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement
      ----------------
dated as of March 26, 2001 among Global and certain of its Affiliates, the Lenders and the other parties thereto.

     "December 31 Pro Forma Balance Sheet" means the pro forma consolidated
      -----------------------------------
balance sheet of Seller reflecting the Purchased Assets and the Assumed Liabilities as of December 31, 2000, in the form included in Section 3.16 of the
                                                             ------------
Disclosure Schedule and prepared in accordance with GAAP, except as provided in the footnotes thereto.

     "Disclosed Claim of Environmental Liability" means any Claim of
      ------------------------------------------
Environmental Liability set forth in Section 3.3 of the Disclosure Schedule.
                                     -----------

     "Disclosure Schedule" means the Disclosure Schedule, dated as of the date
      -------------------
of this Agreement, delivered to Buyer by Seller, as amended and updated pursuant to Section 5.14.
   ------------

     "Employees" has the meaning set forth in Section 5.13(a)(i).
      ---------                               ------------------

     "Encumbrances" means any mortgages, liens, security interests, claims,
      ------------
pledges, assignments, charges, options, rights of tenants or others, rights of first refusal or other title retention agreements, easements, defects in title, covenants, conditions or other restrictions of any nature whatsoever.

     "Environmental Claims Period" means the period commencing on the Closing
      ---------------------------
Date and ending on the day immediately preceding the eighth (8/th/) anniversary of the Closing Date.

     "Environmental Exposure Claim" shall mean any third party lawsuits, claims
      ----------------------------
or demands alleging bodily injury, adverse health effects or death, or seeking medical monitoring, arising out of or related to an exposure to any Release of Hazardous Substance on or emanating from the Purchased Assets or related to the operations of the Business, in each case where the resulting loss, demand or claim arises from or relates to conditions existing or events occurring on or prior to the Closing Date.

     "Environmental Law" means any federal, state, or local law (including
      -----------------
common law), rule, regulation, order, ordinance, writ, judgment, injunction, decree, or determination applicable to the Business as in effect on the Closing Date to the extent relating to the protection of the environment, the release or threatened release of any Hazardous Substances into the environment, the generation, management, transportation, storage, treatment and disposal of Hazardous Substances, or the pollution of air, soil, groundwater or surface water (including the Clean Air Act, the Toxic Substance Control Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and the
                                                         ------
Resource Conservation and Recovery Act ("RCRA"), or their state counterparts or
                                         ----
analogues, but excluding the Occupational Safety and Health Act).

     "Environmental Matters" means (a) any obligation or liability arising under
      ---------------------
any Environmental Law; (b) any Claim of Environmental Liability; or (c) any Environmental Exposure Claim.

     "Equipment" means all of the machinery, equipment, vehicles, including
      ---------
tractors, trailers and other transportation equipment, office furniture and office equipment located on or in transit to, the Real Property and the Leased Property that are used or held for use primarily in connection with the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974.
      -----

     "Estimated Change in Adjusted Working Capital" has the meaning set forth in
      --------------------------------------------
Section 2.5(b)(i)(B).
--------------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Assets" has the meaning set forth in Section 2.2.
      ---------------                               -----------

     "Excluded Liabilities" has the meaning set forth in Section 2.4.
      --------------------                               -----------

     "Extraordinary Distributive Item" has the meaning set forth in Section
      -------------------------------
5.15(e).

     "FTC" means the United States Federal Trade Commission.
      ---

     "Financial Statements" has the meaning set forth in Section 3.16(b).
      --------------------                               ---------------

     "Fixtures and Improvements" means the buildings, structures, fixtures and
      -------------------------
other fixed assets and personalty of a permanent nature annexed, affixed or attached to the Real Property or the Leased Property.

     "Former Employees" has the meaning set forth in Section 5.13(a)(i).
      ----------------                               ------------------

     "Former Owner" has the meaning set forth in the second recital to this
      ------------
Agreement.

     "General Basket Amount" means an amount equal to Two Million Dollars
      ---------------------
($2,000,000.00).

     "Generally Accepted Accounting Principles" or "GAAP" means generally
      ----------------------------------------      ----
accepted accounting principles in the United States (as such term is used in the American Institute of Certified Public Accountants Professional Standards).

     "Global" has the meaning set forth in the introductory paragraph of this
      ------
Agreement.

     "Goodman 401K Plan" has the meaning set forth in Section 5.13(d).
      -----------------                               ---------------

     "Government Contract" has the meaning set forth in Section 3.20.
      -------------------                               ------------

     "Hazardous Substances" means any hazardous or toxic materials, substances
      --------------------
or wastes, including any petroleum or petroleum product or derivative thereof and any pollutants or contaminants, as defined in or regulated as such pursuant to any Environmental Law.

     "Holding" has the meaning set forth in the introductory paragraph of this
      -------
Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
      -------

     "HVAC Business" means the manufacture or distribution of heating,
      -------------
ventilating and air conditioning equipment and related products of every type and description, including room air conditioning units, other than the Transferred Room A/C Business.

     "Inactive Employee" has the meaning set forth in Section 5.13(a)(i).
      -----------------                               ------------------

     "Indemnifiable Damages" means any and all liabilities, losses, claims,
      ---------------------
judgments, damages, fines, penalties, environmental response costs, natural resource damages, expenses and costs (including reasonable counsel fees and costs and expenses incurred in connection therewith), together with interest thereon from the date such damages are incurred at an interest rate equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal
                                                        -----------------------
and as revised on each anniversary of the Closing Date by reference to the prime rate reported in The Wall Street Journal for such anniversary date or, if the
                 -----------------------
anniversary date falls on a Saturday, Sunday or other day on which The Wall
                                                                   --------
Street Journal is not published, the next day on which The Wall Street Journal
--------------                                         -----------------------
is published.

     "Indemnitor" has the meaning set forth in Section 7.2(c).
      ----------                               --------------

     "Intellectual Property" means all: (a) patents, patent applications,
      ---------------------
continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto; (b) trademarks, service marks, trade dress, logos, trade names, and corporate names, and any other source-identifying designations or devices, including Internet domain names and registrations thereof, along with the good will associated with the foregoing and registrations and applications for registration thereof ("Trademarks"); (c)
                                                          ----------
copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) trade secrets and confidential business information (including ideas, formulas, and compositions, know-how, manufacturing and production processes and techniques, research and development information, software products in development, drawings, specifications, designs, plans, proposals, technical data, financial

(excluding employee benefit plans), marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information) and other proprietary information; and (g) copies and tangible embodiments thereof (in whatever form or medium).

     "Interim Services Agreement" means an agreement between Buyer and Global
      --------------------------
relating (i) to interim computer and administrative services to be provided after the Closing by Buyer to Global and its Affiliates for a fixed price of $250,000 per month and a period ending no later than December 31, 2001 and (ii) if necessary, the sharing by Buyer of space at certain Leased Properties with Global and its Affiliates for a term and consideration to be agreed upon by Buyer and Global, such agreement to be otherwise in form and substance reasonably acceptable to Buyer and Global.

     "Inventory" means all of the inventory of raw materials, work-in-process,
      ---------
finished goods, parts, scrap, wrapping, operating supplies and packaging items and finished goods used or to be used primarily in the Business (including any in-transit or mill direct inventory, except for: (a) such finished goods as have been purchased by customers of Seller and are being held, stored or retained for such customers; and (b) all supplies and raw materials owned by third parties and stored at any parcel of Real Property or Leased Property).

     "Knowledge" as used in the phrases "to the knowledge of Seller," "to the
      ---------
best knowledge of Seller" or "to Seller's knowledge" or similar references to the knowledge of Seller means the actual knowledge of those persons set forth in
Section 1 of the Disclosure Schedule.
---------

     "Leased Property" means the parcels of real property leased by Seller (as
      ---------------
tenant) pursuant to the Leases, together with: (a) all of Seller's right, title and interest in and to the Fixtures and Improvements and any other tenant improvements located on such real property, if any; and (b) all of Seller's right, title and interest in and to all easements, rights, and privileges appurtenant thereto, if any.

     "Leases" means all leases and subleases of real property listed in Section
      ------                                                            -------
3.4(b) of the Disclosure Schedule, including all of Seller's rights and options
------
under such leases and subleases.

     "Lenders" means the lending institutions that are parties to the Credit
      -------
Agreement.

     "Material Adverse Effect" means any condition, circumstance, change or
      -----------------------
effect that is or is reasonably likely to be materially adverse to the Purchased Assets, the Business or the results of operations, profits, prospects or condition (financial or otherwise) of Seller, with respect to the Business, considered as a whole, but excluding the effect of any factors affecting the major appliance manufacturing and distributing businesses generally.

     "Maytag Common Stock" means Common Stock, $1.25 par value, of Buyer.
      -------------------

     "Maytag Shares" has the meaning set forth in Section 2.5(a).
      -------------                               --------------

     "Maytag Stock Valuation" means the product of (i) 500,000 times (ii) $33.00
      ----------------------                                   -----
(being the closing price per share of Maytag Common Stock on the New York Stock Exchange on June 4, 2001).

     "Maytag Worldwide" has the meaning set forth in the introductory paragraph
      ----------------
of this Agreement.

     "Net Amount of Receivables" has the meaning set forth in Section 5.19(c).
      -------------------------                               ---------------

     "Neutral Accountants" means the Chicago office of KPMG, independent
      -------------------
certified public accountants. If KPMG is unable or unwilling to serve in such capacity, the Chicago office of an independent certified public accounting firm agreed upon by the parties shall be the Neutral Accountants.

     "Other Current Assets" means all prepaid and deferred items (including
      --------------------
prepaid rent and other prepaid expenses) or credits and deposits, rights of offset and credits and claims for refund (other than Tax refunds arising from or pertaining to periods prior to the Closing Date) generated or incurred by or in connection with the Business.

     "Overlap Period" shall mean any taxable year or period beginning on or
      --------------
before and ending after the Closing Date.

     "Past Service" has the meaning set forth in Section 5.13(b)(i).
      ------------                               ------------------

     "Pension Plan" has the meaning set forth in Section 5.13(c)(i).
      ------------                               ------------------

     "Permits" means governmental licenses, certificates, permits, franchises,
      -------
approvals, authorizations, exemptions, registrations, and rights relating to the Business.

     "Permitted Exceptions" means:
      --------------------

     (a) all liens for Taxes and assessments, both general and special, and other governmental charges which are not yet due and payable as of the Closing Date;

     (b) with respect to each parcel of Real Property, the exceptions to title reflected in the title commitments previously delivered to Buyer with respect to the real property located in Searcy, Arkansas and Florence, South Carolina (other than Encumbrances which can be removed by the payment of money);

     (c) with respect to each parcel of Real Property and Leased Property, other imperfections of title, easements and encumbrances (other than items for the payment of indebtedness which encumber the leasehold interests, if any), which do not individually or in the aggregate materially detract from the value of or materially interfere with the present use of such parcel; and

     (d) any Encumbrances arising under the Credit Agreement that will not survive the Closing.

     "Permitted Encumbrances" means: (a) all Encumbrances arising under the
      ----------------------
Credit Agreement that will not survive the Closing, and (b) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's, carrier's and other similar statutory liens arising in the ordinary course of business in respect of obligations that are not yet due.

     "Permitted Transferee" means (i) any shareholder of Holding or any limited
      --------------------
partner of Seller to whom Seller transfers Maytag Shares and that confirms in writing the representations set forth in Section 3.26 and agrees in writing to
                                         ------------
be bound by Section 5.21 and (ii) any other person or entity to whom Seller
            ------------
transfers Maytag Shares pursuant to an exemption from the registration requirements of the Securities Act prior to the first anniversary of the Closing.

     "Product Basket Amount" means $10,000,000.
      ---------------------

     "Product Liability Claims" means any and all product liability claims or
      ------------------------
other claims for injury to person or property relating to products of the Business, whether based on theories of tort, contract, strict liability, express or implied warranty of otherwise.

     "Product Warranty Claims" means any and all (a) demands for refunds,
      -----------------------
returns or allowances pertaining to products of the Business, without regard to the date of manufacture, shipment or sale of the product or the design of the product in question; and (b) claims (other than Product Liability Claims) asserted in accordance with the warranties and guarantees referred to in Section
                                                                         -------
3.23 of the Disclosure Schedule.
----

     "Prospectus" has the meaning set forth in Section 5.20(b).
      ----------                               ---------------

     "Purchase Price" has the meaning set forth in Section 2.5(a).
      --------------                               --------------

     "Purchased Assets" has the meaning set forth in Section 2.1(a).
      ----------------                               --------------

     "Raytheon Agreements" means the Agreement and Plan of Merger dated as of
      -------------------
July 11, 1997 by and between Raytheon Company, Raytheon Appliances, Inc., Goodman Manufacturing Company, L.P. and RAI Merger Limited Partnership, the Cross License Agreement dated as of September 10, 1997 between Raytheon Commercial Laundry LLC and Former Owner, the Trademark License Agreement dated as of September 10, 1997 between Raytheon Commercial Laundry LLC and Former Owner and all other agreements and instruments delivered pursuant thereto, in each case as modified by the Settlement Agreement dated as of December 15, 1999 among Goodman Manufacturing Company, L.P., Goodman Holding Company, Former Owner and Raytheon Company and the Settlement Agreement dated as of December 15, 1999 among Goodman Manufacturing Company, L.P., Goodman Holding Company, Former Owner and Alliance Laundry Holdings LLC, Alliance Laundry Systems LLC and Bain Capital, Inc.

     "RCRA" has the meaning set forth in the definition of "Environmental Law."
      ----

     "Real Property" means the parcels of real property owned by Seller and used
      -------------
or held for use primarily in connection with the Business, including those more particularly described in Section 3.4(a) of the Disclosure Schedule, together
                          --------------
with: (a) the Fixtures and Improvements located thereon; (b) all easements, rights and privileges appurtenant thereto; (c) any land in the bed of any street or road in front of or adjoining such real property; and (d) any reversionary rights attributable thereto.

     "Receivables" means all of the accounts receivable, notes receivable and
      -----------
advance payments generated or incurred primarily by or in connection with the Business (including allowances for deductions from remittances, airline travel advances, employee advances, rebates receivable, deposits on bids, other receivables and claims receivables, but excluding receivables from Affiliates of Seller or Global).

     "Registration Statement" has the meaning set forth in Section 5.20(a).
      ----------------------                               ---------------

     "Release" means any actual or threatened spilling, leaking, pumping,
      -------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, abandoning or migrating into the environment.

     "Salaried/Non-Bargaining Unit Employees" has the meaning set forth in
      --------------------------------------
Section 5.13(a)(i).
------------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller" has the meaning set forth in the introductory paragraph of this
      ------
Agreement.

     "Seller Group" means Seller and Global who shall be jointly and severally
      ------------
liable for any obligation undertaken by the Seller Group.

     "Seller Indemnified Parties" has the meaning set forth in Section 7.2(b).
      --------------------------                               --------------

     "Seller Welfare Plans" has the meaning set forth in Section 5.13(b)(iii).
      --------------------                               --------------------

     "Seller's Account" has the meaning set forth in Section 2.5(b)(i)(B).
      ----------------                               --------------------

     "Seller's Actuary" has the meaning set forth in Section 5.13(c)(ii)(B).
      ----------------                               ----------------------

     "Seller's Benefit Plans" has the meaning set forth in Section 3.11(b).
      ----------------------                               ---------------

     "Seller's Compensation Commitments" has the meaning specified in Section
      ---------------------------------                               -------
3.11(a)(i).
----------

     "Seller's ERISA Plans" has the meaning specified in Section 3.11(b).
      --------------------                               ---------------

     "Seller's FSA" has the meaning set forth in Section 5.13(e).
      ------------                               ---------------

     "Seller's Non-ERISA Plans" has the meaning specified in Section 3.11(b).
      ------------------------                               ---------------

     "Shareholder" means Seller, for so long as it holds Maytag Shares, and any
      -----------
Permitted Transferees, if any.

     "Statement of Change in Adjusted Working Capital" has the meaning set forth
      -----------------------------------------------
in Section 2.6(a).
   --------------

     "Subsidiaries" means AFSI and AMANA Finance.
      ------------

     "Surveys" means, for each parcel of Real Property, a minimum ALTA/ACSM plat
      -------
of survey dated no earlier than March 1, 2001 and certified to Buyer and the Title Company which shall be sufficient to enable the Title Company to delete the standard survey exceptions (if such deletion is available in the relevant state) from the Title Policies and otherwise to provide the title endorsements and coverages contemplated by this Agreement and available in the relevant state and otherwise reasonably satisfactory to Buyer.

     "Taxes" means any income, alternative or add on minimum, gross receipts,
      -----
sales, use, ad valorem, value-added, employment, franchise, profits, property, excise, occupation, capital, environmental (including taxes under Code Section
59A), severance, production, property, transfer, workers' compensation, social security, stamp, withholding or similar taxes and any other tax or other governmental fee, duty, assessment or charge of any kind whatsoever imposed by any country or political subdivision thereof (whether payable directly or by withholding), together with all interest and all penalties, additions to tax or additional amounts imposed with respect thereto.

     "Third Party Claim" has the meaning set forth in Section 7.2(c).
      -----------------                               --------------

     "Title Commitments" means, for each parcel of Real Property, a commitment
      -----------------
to issue to Buyer a current 1992 ALTA Owner's Policy of Title Insurance (or other similar form of policy if the Title Company is unable to issue the ALTA 1992 form) issued by the Title Company, covering such Real Property, showing title vested in Seller and showing Buyer as the proposed insured. Each Title Commitment shall be in an amount reasonably determined by Buyer and shall contain the following additional coverages and endorsements to the extent such coverages and endorsements are available in the relevant state: (i) extended coverage over the general exceptions (including affirmative coverage over any mechanics' lien exceptions), (ii) waiver of the creditors' rights exception,
(iii) a contiguity endorsement, if applicable, (iv) endorsement insuring compliance with any covenants, conditions and restrictions affecting the Real Property, (v) a survey accuracy endorsement, (vi) legal description equivalency endorsement, (vii) zoning 3.1 endorsement, with parking and loading docks (or, if zoning endorsements are not generally available in any applicable jurisdiction, an opinion of counsel reasonably acceptable to Buyer stating that the Real Property in question complies with all applicable zoning, parking and loading dock requirements), (viii) a tax parcel endorsement (insuring that the tax parcel(s) affecting the Real Property do/does not affect any property which is not included in such Real Property), and (ix) a plat act and subdivision endorsement (insuring that the Real Property in question has been legally subdivided).

     "Title Company" means (i) for the parcels of Real Property located in Iowa,
      -------------
Allegiance Title Company and (ii) for all other parcels of Real Property, First American Title Insurance Company.

     "Title Objection Notice" has the meaning set forth in Section 5.17.
      ----------------------                               ------------

     "Title Policies" means the ALTA 1992 title insurance policies (or other
      --------------
similar form of policy if the Title Company is unable to issue the ALTA 1992 form) issued by the Title Company at the Closing in favor of the Buyer, in the form of the Title Commitments and including all coverages and endorsements specified in the definition of Title Commitment to the extent such coverages and endorsements are available in the relevant state.

     "Trademark License Agreement" means the Trademark License Agreement between
      ---------------------------
Maytag Worldwide and Global substantially in the form of Exhibit A.
                                                         ---------

     "Trademarks" has the meaning set forth in the definition of "Intellectual
      ----------
Property."

     "Transferred Room A/C Business" has the meaning set forth in the first
      -----------------------------
recital to this Agreement.

     "Transferring Bargaining Unit Employees" has the meaning set forth in
      --------------------------------------
Section 5.13(a)(i).
------------------

     "Transferring Employees" has the meaning set forth in Section 5.13(a)(i).
      ----------------------                               ------------------

     "Uncollected Receivables Amount" has the meaning set forth in Section
      ------------------------------                               -------
5.19(c).
-------

     "Undisclosed Claim of Environmental Liability" means any Claim of
      --------------------------------------------
Environmental Liability that was not specifically set forth in the Disclosure
Schedule in response to Section 3.3.
                        -----------

     "valid title/survey objections" has the meaning set forth in Section 5.17.
      -----------------------------                               ------------

     "Validation Date" has the meaning set forth in Section 5.13(c)(iii)(B).
      ---------------                               -----------------------

     "Viking Agreements" means the Asset Purchase Agreement dated as of February
      -----------------
16, 2000 by and between Former Owner and Viking Range Corporation, and all other agreements and instruments delivered pursuant thereto.

     "Violation" has the meaning set forth in Exhibit B.
      ---------                               ---------

     "WARN" means the Worker Adjustment and Retraining Notification Act (Pub. L.
      ----
100-379, 102 Stat. 890 (1988)).

     "Worker's Compensation Claims" means any and all claims under worker's
      ----------------------------
compensation laws in respect of or arising in connection with occurrences involving employees of Seller engaged in the Business prior to the Closing Date.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     Section 2.1    Purchase and Sale.
                    -----------------

     (a) On the terms and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Seller will sell and convey to Buyer and Maytag Worldwide, and Buyer and Maytag Worldwide will purchase and acquire from Seller, free and clear of all Encumbrances (except for Permitted Exceptions and Permitted Encumbrances), all of the assets and properties of Seller of every kind and description, wherever located, real, personal or mixed, tangible or intangible, related to the Business as the same exist on the Closing Date, other than the Excluded Assets identified in Section 2.2 (collectively, the "Purchased
                                  -----------                     ---------
Assets"), including all right, title and interest of Seller in, to and under:
------

          (i) all of the assets reflected on the December 31 Pro Forma Balance Sheet except those disposed of or converted into cash after December 31, 2000 in the ordinary course of business;

          (ii)    the Real Property;

          (iii)   the Equipment;

          (iv)    the Inventory;

          (v) all other tangible assets used in connection with the Business, including office furniture, office equipment and office supplies;

          (vi) all Intellectual Property relating to the Business and the goodwill associated therewith, including those intellectual property rights listed in Section 3.7(a) of the Disclosure Schedule and the name "Amana"
               --------------
     and any derivations thereof and associated logos, subject to the Trademark License Agreement;

          (vii)   the Receivables;

          (viii)  the Other Current Assets;

          (ix) all of the books, records, manuals, documents, books of account, correspondence, sales and credit reports, supplier lists, customer lists, distributor lists, bid and quote information, literature, catalogs, brochures, advertising material and the like which are used primarily in the Business, except for employee records of persons who do not become employees of Buyer at the Closing (including personnel files, employee medical files, and workers' compensation files), and affirmative action plans of Seller;

          (x)     the Leases and Leased Property;

          (xi)    the Contracts;

          (xii) all computer equipment and all computer programs and documentation used primarily in the Business;

          (xiii) all Permits, other than those that cannot be lawfully transferred;

          (xiv) all emission offset credits, if any, arising from or attributable to the operation of the Business;

          (xv)    all the outstanding capital stock of AFSI;

          (xvi)   all goodwill associated with the Business;

          (xvii) all rights of Seller, Former Owner or any of their Affiliates under the Raytheon Agreements, to the extent directly related to the Business;

          (xviii)  except as specified in Section 2.2, all other assets,
                                          -----------
     tangible or intangible, owned by Seller and relating to the Business, including all past, present and future claims, choses in action and rights of action by Seller against third parties relating to the Business or any of the Purchased Assets arising from events, acts, omissions or circumstances on or prior to the Closing Date.

     (b) At the Closing, the Purchased Assets shall be allocated between Buyer and Maytag Worldwide as follows:

          (i) to Maytag Worldwide, all Trademarks relating to the Business and containing or consisting of the term "Amana," including the name "Amana," as well as any derivations thereof and associated logos, and all goodwill associated therewith, subject to the Trademark License Agreement; and

          (ii)     to Buyer, all other Purchased Assets.

     Section 2.2   Excluded Assets.
                   ---------------

     The assets listed below shall be retained by Seller or Former Owner, as the case may be, and shall not be transferred to or purchased by Buyer (except for the assets set forth in Section 2.2(c) which shall be transferred to, but not
                        --------------
purchased by, Buyer) (the "Excluded Assets"):
                           ---------------

     (a)  any cash, bank deposits and cash equivalents;

     (b)  any asset relating primarily to Former Owner's HVAC Business;

     (c) (i) all finished goods located at any Real Property or Leased Property that are being held, stored or retained for a customer who previously purchased such goods and (ii) all supplies and raw materials owned by third parties and stored at any Real Property or Leased Property, none of which are reflected on the December 31 Pro Forma Balance Sheet and none of which shall be included in the determination of Change in Adjusted Working Capital;

     (d) all computer equipment, computer programs and documentation located at Global's Houston, Texas headquarters and Former Owner's Fayetteville, Tennessee plant;

     (e) all intangible assets relating to or arising under the Credit Agreement and all past, present or future claims, choses in action and rights or actions by Seller against third parties relating to (i) any Excluded Asset, (ii) the Business or any of the Purchased Assets arising from events, acts, omissions or circumstances after the Closing Date to the extent such claim or action relates to or arose out of any matter for which Seller remains liable, including any Excluded Liability, and (iii) any matter for which Seller Group is obligated to indemnify Buyer Indemnified Parties pursuant to the terms of this Agreement;

     (f)  Permits, to the extent not lawfully transferable;

     (g) all of the books, records, tax returns, manuals, documents, books of account, correspondence, sales and credit reports, supplier lists, customer lists, distributor lists, bid and quote information, literature, catalogs, brochures, advertising material and the like which (i) relate primarily to the businesses of the Former Owner other than the Business, including those located in the Fixtures and Improvements after the Closing, and (ii) constitute the employee records of persons who do not become employees of Buyer at the Closing (including personnel files, employee medical files and workers' compensation files);

     (h) any rights of reimbursement or otherwise of Seller in respect of expenditures made by Seller in connection with Environmental Matters;

     (i)  all refunds of Taxes for which Seller Group is liable pursuant to
Section 5.15;
------------

     (j) all rights and obligations arising under contracts, leases or agreements constituting Excluded Liabilities;

     (k) all rights of Seller, Former Owner or any of their Affiliates under the Raytheon Agreements, to the extent not directly related to the Business; and

     (l) all rights of Seller pursuant to this Agreement and the instruments delivered hereunder.

     Section 2.3    Assumed Liabilities.
                    -------------------

     As partial consideration for consummation of the transactions contemplated hereby, at the Closing, Buyer shall assume and agree to thereafter perform when due and discharge, the following debts, obligations and liabilities of Seller relating to the Business or the Purchased Assets (the "Assumed Liabilities") and
                                                       -------------------
no other liabilities or obligations of Seller:

     (a) those liabilities, obligations, costs and expenses which arise out of the performance of the Contracts, Leases and Permits on or after the Closing Date to the extent that such Contracts, Leases and Permits are assigned to Buyer hereunder in compliance with any required consents of other parties or consents or approvals of governmental authorities, except (A) in each case, to the extent such liabilities and obligations, but for a breach or default by Seller would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default and (B) in each case, to the extent such liabilities and obligations would be required to be reflected on a balance sheet as of Closing Date with respect to the Purchased Assets prepared in accordance with GAAP and were not so reflected in the Closing Date Pro Forma Balance Sheet and not taken into account as a deduction in determining the Change in Adjusted Working Capital in connection with the determination of the Purchase Price pursuant to Section 2.6;
                                                         ------------

     (b) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 5.15;
   ------------

     (c) the Accounts Payable and all other liabilities of Seller included as dollar amounts in the Closing Date Pro Forma Balance Sheet (including any uncleared checks included in the dollar amount of accounts payable reflected in the Closing Date Pro Forma Balance Sheet);

     (d) all liabilities or obligations explicitly undertaken or assumed by Buyer pursuant to the other provisions of this Agreement;

     (e)  all Disclosed Claims of Environmental Liability;

     (f) the obligations of Seller incurred in the ordinary course of business to hold, store or retain finished goods located at any facility of the Business for customers who have previously purchased such goods;

     (g) any liabilities in respect of the claims or proceedings listed or referred to in Section 3.5 of the Disclosure Schedule, other than the case
               -----------
referred to as "Campbell, Dale" on Annex B-2 to the Disclosure Schedule (it being understood that Buyer is assuming only an obligation to cooperate and assist with the Raytheon litigation listed on Annex B-1 thereto); and

     (h) any liabilities of Seller, Former Owner or any of their Affiliates under the Raytheon Agreements, but only to the extent directly related to the Business.

     Section 2.4    Excluded Liabilities.
                    --------------------

     Seller shall retain all debts, obligations and liabilities (known, unknown, fixed, contingent or otherwise) other than the Assumed Liabilities (the "Excluded Liabilities"), and notwithstanding anything to the contrary in Section
 --------------------                                                    -------
2.3, none of the following shall be Assumed Liabilities for the purposes of this
---
Agreement:

     (a) all liabilities in respect of Taxes for which Seller Group is liable pursuant to Section 5.15;
            ------------

     (b)  those liabilities retained by Seller pursuant to Section 5.13;
                                                           ------------

     (c) obligations or expenses of Seller in connection with the transactions contemplated hereby, including legal and accounting fees and expenses and investment banking fees due (except such fees and expenses as Seller is entitled to receive from Buyer and that arise out of a breach of this Agreement, enforcement of this Agreement, indemnification pursuant to this Agreement, and similar matters);

     (d) all Environmental Matters relating to or arising from the ownership or operation by Seller, Former Owner or any of their Affiliates of any tangible Excluded Assets or any other tangible asset or property at any time owned or operated by Seller, Former Owner or any of their Affiliates or predecessors, other than the Purchased Assets;

     (e) all intercompany accounts and other liabilities or obligations to Holding, Global or any of their respective Affiliates;

     (f)  all amounts payable pursuant to the Promissory Note referred to in
Section 3.1 of the Bifurcation Agreement and all other liabilities and obligations of Seller under the Bifurcation Agreement (other than those specifically included in the definition of Assumed Liabilities);

     (g) all amounts payable by Seller to the Lenders or otherwise under the Credit Agreement;

     (h) all amounts payable under or other liabilities or obligations relating to the Amana Appliance Phantom Appreciation Rights Plan;

     (i) all liabilities or obligations undertaken by Seller pursuant to this Agreement and the instruments delivered hereunder;

     (j)  any liabilities or obligations in respect of any Excluded Assets;

     (k) accrued liabilities of any kind required to be reflected on the Closing Date Pro Forma Balance Sheet which were not reflected thereon as a dollar amount;

     (l) all liabilities or obligations of Seller, Former Owner or any of their Affiliates under the Viking Agreements; and

     (m) all liabilities or obligations of Seller, Former Owner or any of their Affiliates under the Raytheon Agreements that are not directly related to the Business.

     Section 2.5    Purchase Price.
                    --------------

     (a)  Subject to adjustment in accordance with Section 2.6, the aggregate
                                                   -----------
purchase price (the "Purchase Price") payable in consideration for the Purchased
                     --------------
Assets (in addition to assuming the Assumed Liabilities) shall be (i) 500,000 shares of Maytag Common Stock (the "Maytag Shares") and (ii) the excess of Three Hundred Twenty-Five Million ($325,000,000) over the Maytag Stock Valuation, as increased or decreased, as the case may be, by the Change in Adjusted Working Capital. Payment of the Purchase Price shall be made as provided in Section
                                                                    -------
2.5(b) and Section 2.7.
------     -----------

     (b)  Subject to fulfillment or waiver of the conditions set forth in
Article VI,
----------

          (i)  Buyer will deliver to Seller at Closing:

               (A) one or more certificates representing the Maytag Shares registered in the name of Seller, and

               (B) immediately available funds by wire transfer to an account designated by Seller in writing no less than three (3) business days prior to the Closing Date ("Seller's Account"), in the amount equal to the excess
                           ----------------
     of (x) Two Hundred Ninety Million Dollars ($290,000,000), as increased or decreased, as the case may be, by Seller's good faith estimate of the Change in Adjusted Working Capital, which estimate shall be delivered to Buyer not less than three (3) business days prior to the Closing Date and shall be subject to approval by Buyer, which shall not be unreasonably withheld (the "Estimated Change in Adjusted Working Capital"), over (y) the
                    --------------------------------------------
     Maytag Stock Valuation; and

          (ii) Maytag Worldwide will deliver to Seller at Closing immediately available funds by wire transfer to Seller's Account in the amount equal to Thirty-Five Million Dollars ($35,000,000).

     SECTION 2.6    Determination of Change in Adjusted Working Capital.
                    ---------------------------------------------------

     (a) As promptly as practicable after the Closing Date, and in any event no later than forty-five (45) days thereafter, Buyer shall prepare and deliver to Seller an unaudited statement reflecting the determination of the Change in Adjusted Working Capital (the "Statement of Change in Adjusted Working Capital")
                               -----------------------------------------------
to which statement shall be appended a copy of the Closing Date Pro Forma Balance Sheet. Seller and its representatives shall have the right to participate in the preparation of the Statement of Change in Adjusted Working Capital, it being understood that Buyer shall be ultimately responsible for the preparation thereof.

     (b) After delivery to Seller of the Statement of Change in Adjusted Working Capital, Seller and its representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Change in Adjusted Working Capital and the Closing Date Pro Forma Balance Sheet and to consult with Buyer, and its representatives, if necessary, regarding the methods used in the preparation of those documents.

     (c) The Closing Data Pro Forma Balance Sheet and the Change in Adjusted Working Capital as shown on the Statement of Change in Adjusted Working Capital prepared by Buyer, shall be final, conclusive and binding for purposes of this Agreement, unless Seller shall give written notice of disagreement with any values thereon or in the Closing Date Pro Forma Balance Sheet within thirty (30) days following its receipt of the Statement of Change in Adjusted Working Capital, specifying in reasonable detail the nature and extent of such disagreement. Seller shall not be permitted to give a notice of disagreement with respect to the Statement of Change in Adjusted Working Capital prepared by Seller unless the aggregate amount in dispute exceeds One Hundred Thousand Dollars ($100,000.00).

     (d) If Buyer so objects within such 30-day period, Buyer and Seller shall use their reasonable efforts to resolve by written agreement (the "Agreed
                                                                   ------
Adjustments") any differences as to the Closing Date Pro Forma Balance Sheet and
-----------
the Change in Adjusted Working Capital and, if Seller and Buyer so resolve all such differences, the Closing Date Pro Forma Balance Sheet and the Change in Adjusted Working Capital set forth in the Statement of Change in Adjusted Working Capital as adjusted by the Agreed Adjustments shall be final and binding as the Closing Date Pro Forma Balance Sheet and the Change in Adjusted Working Capital, respectively, for purposes of this Agreement.

     (e) If within thirty (30) days following receipt by Buyer of a notice of the type referred to in subsection (c) above, Seller and Buyer are unable to resolve any disagreement with respect to the Statement of Change in Adjusted Working Capital and the Closing Date Pro Forma Balance Sheet so that the amount then disputed by Seller does not exceed One Hundred Thousand Dollars, the disagreement shall be submitted for resolution to the Neutral Accountants. The Neutral Accountants shall act as an arbitrator to determine and resolve only those issues still in dispute based solely on the presentations by Buyer and Seller. The Neutral Accountants' resolution of such dispute: (i) shall be made within thirty (30) days of the submission of the dispute, based solely on the presentations by Buyer and Seller; (ii) shall be in accordance with this Agreement; (iii) shall be effected in a manner which is consistent with GAAP, except as provided in the footnotes to the December 31 Pro Forma Balance Sheet and in the definition of Change in Adjusted Working Capital; (iv) shall be set forth in a written statement delivered to Seller and Buyer; and (v) shall be final, conclusive and binding on Seller and Buyer.

     (f) The fees and expenses of the Neutral Accountants in connection with any such determination shall be apportioned equally between Seller and Buyer. Buyer and Seller shall each pay their other respective costs incurred in connection with this Section 2.6, including the fees and expenses of their
                     -----------
respective attorneys and accountants, if any.

     (g) The Closing Date Pro Forma Balance Sheet and the Change in Adjusted Working Capital, as adjusted if applicable, shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

     Section 2.7    Payment of Adjusted Purchase Price.
                    ----------------------------------

     Promptly following the final determination of Change in Adjusted Working Capital as provided in Section 2.6, but in no event later than ten (10) days
                       -----------
after such determination, either:

     (a) Buyer shall wire transfer to Seller immediately available funds in the amount by which the Change in Adjusted Working Capital exceeds the Estimated Change in Adjusted Working Capital; or

     (b) Seller shall wire transfer to Buyer immediately available funds in the amount by which the Estimated Change in Adjusted Working Capital exceeds the Change in Adjusted Working Capital.

     Any payment required to be made pursuant to this Section 2.7 shall be made
                                                      -----------
together with interest thereon from the Closing Date to the date of payment at the rate of interest per annum equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal. All wire transfers hereunder shall
                    -----------------------
be to such accounts in the United States as the recipient thereof may designate in writing for that purpose.

     Section 2.8    Allocation of Purchase Price.
                    ----------------------------

     The parties agree that the Purchase Price shall be allocated among the Purchased Assets and the covenant not to compete granted pursuant to Section
                                                                     -------
5.16 in accordance with a schedule (the "Allocation Schedule"), which shall be
----                                     -------------------
agreed upon by Seller and Buyer at least five (5) days prior to the Closing Date. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder; provided, however, that the Allocation Schedule shall
                        --------  -------
reflect an allocation of the assets acquired by Buyer and those acquired by Maytag Worldwide consistent with Sections 2.1(b) and 2.5. Seller and Buyer
                                 ---------------     ---
agree to complete and timely file Internal Revenue Service Form 8594 in accordance with the Allocation Schedule (as agreed upon by the Buyer and Seller pursuant to this Section 2.8) and to furnish each other with a copy of such form
                 -----------
prepared in draft form at least forty-five (45) days prior to the filing due date of such form.

Neither Seller nor Buyer shall file any return or take a position with any taxing authority that is inconsistent with the Allocation Schedule. Seller and Buyer also agree to revise such Form 8594 after all adjustments, if any, have been made to the Purchase Price in accordance with Section 2.6.
                                                   -----------

     Section 2.9    Certain Costs, Fees and Expenses.
                    --------------------------------

     Seller shall pay the title examination fees for the Title Commitments, the costs of the Surveys relating to the Real Property and all costs and expenses relating to all necessary waivers, consents, releases and approvals relating to the Credit Agreement. Each of Seller and Buyer shall pay one-half of: (a) all other premiums, costs, fees and expenses of the Title Policies and all endorsements and reinsurance issued in connection therewith and all other costs of the Title Company relating to the issuance of the foregoing and all costs and expenses of the Title Policies; (b) all costs and expenses relating to any estoppel agreements from the lessors of the Leased Property required by Buyer, including, to the extent so required, consents from such lessors to the granting of liens against such Leases to Buyer's lenders; (c) all costs and expenses relating to all necessary waivers, consents, releases and approvals from other parties to Leases, guarantees and Contracts (other than the Credit Agreement) and all necessary consents and approvals required for the transfer of any Intellectual Property; and (d) any sales, use, transfer, stock, documentary and real property transfer Tax, fees or similar charges assessed against or incurred by any party to this Agreement as a result of the transactions contemplated hereby; provided, however, that (i) the parties to this Agreement shall fully
        --------
cooperate with each other to minimize the aggregate amounts that would otherwise be due under this Section 2.9 (including the filing of any bulk or occasional
                  -----------
sales notification or similar filings with the appropriate taxing authorities), and (ii) this Section 2.9 shall not (but Section 5.15 shall) apply to any sales,
              -----------                ------------
use, transfer, stock, documentary and real property transfer Tax, fees or similar charges assessed or assessable against or incurred as a result of the transactions contemplated by the Bifurcation Agreement.

     Section 2.10   Conveyances of Real Property.
                    ----------------------------

     Each deed and instrument of assignment relating to Real Property shall contain a covenant and warranty by Seller that the granted property is free from all Encumbrances made by Seller, the Former Owner or any person or entity claiming by, through or under Seller or Former Owner, and that Seller does warrant and will defend the same to Buyer, its successors and assigns, against the lawful claims and demands of all persons claiming by, through or under Seller, but against none other; the conveyance and the foregoing warranty being subject to the Permitted Exceptions.

     Section 2.11   Disclaimer of Warranties.
                    ------------------------

     EXCEPT WITH RESPECT TO THE WARRANTIES AND REPRESENTATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE DEEDS CONVEYING, TRANSFERRING AND ASSIGNING THE REAL PROPERTY, SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (INCLUDING THE OPERATION OF THE BUSINESS), OR QUALITY AS TO THE PURCHASED ASSETS, OR

ANY PART THEREOF, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT, EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE DEEDS CONVEYING, TRANSFERRING AND ASSIGNING THE REAL PROPERTY, THE PURCHASED ASSETS ARE TO BE CONVEYED HEREUNDER "AS IS" ON THE CLOSING DATE AND IN THEIR CONDITION AS OF THE CLOSING DATE.

     Section 2.12   Receipts After Closing.
                    ----------------------

     After the Closing, Seller or Former Owner may receive funds, proceeds, contributions, refunds, rebates, payments or receipts that are attributable to the Purchased Assets. Seller and Global agree to remit or cause to be remitted any of the foregoing to Buyer promptly upon receipt. Buyer agrees to remit to Seller promptly upon Buyer's receipt, any funds, proceeds, contributions, rebates, payments or receipts that are attributable to the Excluded Assets. After the Closing, Seller may receive invoices, bills, statements and other claims for the costs attributable to the operation of the Business after the Closing Date. Any of the foregoing received by Seller will be promptly forwarded to Buyer, and Buyer agrees to pay on a timely basis all such invoices, bills, statements and other claims forwarded by Seller for amounts for which Buyer has indemnified Seller under Section 7.2(b).
                         --------------

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER AND GLOBAL
              ---------------------------------------------------

     Seller and Global, recognizing that Buyer and Maytag Worldwide are relying on the contents of this Article III as a material inducement to their execution,
                        -----------
delivery and performance of this Agreement, hereby jointly and severally represent and warrant to and covenant and agree with Buyer and Maytag Worldwide as follows:

     Section 3.1    Organization, Authority and Good Standing.
                    -----------------------------------------

     (a)  Formation and Authority of Seller.  Seller has been duly formed and is
          ---------------------------------
validly existing and in good standing as a limited partnership under the Texas Revised Limited Partnership Act, with the partnership power and authority necessary to own its property and to conduct the Business as currently conducted and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Holding, on behalf of Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, and each of the other agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith has been duly authorized and upon execution and delivery by Holding, on behalf of Seller, will constitute a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, in each case, subject to the effects of the Bankruptcy Exceptions. Holding is the sole general partner of Seller, and owns a 1.2668% general partnership interest in Seller, and the persons listed in
Section 3.1(a) of the Disclosure Schedule own an aggregate 98.7332% limited
--------------
partnership interest in Seller.

     (b)  Foreign Qualification of Seller. Seller is duly qualified to transact
          -------------------------------
business as a foreign limited partnership and is in good standing in any of those jurisdictions in the United

States in which such qualification is necessary to conduct the Business (except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect).

     (c)  Incorporation and Good Standing of Holding.  Holding has been duly
          ------------------------------------------
incorporated, is validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect), and has the corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and to consummate the transactions contemplated by this Agreement on behalf of Seller.

     (d)  Incorporation, Authority, Good Standing and Affiliates of Global.
          ----------------------------------------------------------------
Global has been duly incorporated, is validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on its ability to perform its obligations hereunder), and has the corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Global and constitutes the legal, valid and binding obligation of Global, enforceable against Global in accordance with its terms, and each of the other agreements, instruments and documents being or to be executed and delivered by Global under this Agreement or in connection herewith has been duly authorized and upon execution and delivery by Global will constitute a legal, valid and binding obligation of Global, enforceable against Global in accordance with its terms, in each case subject to the effects of the Bankruptcy Exceptions. Except for its Affiliates, Global does not, directly or indirectly own, of record or beneficially, any outstanding voting securities or other equity interests in, or otherwise control, any corporation, partnership, joint venture or other entity.

     (e)  Incorporation, Good Standing and Ownership of AFSI. AFSI has been duly
          --------------------------------------------------
incorporated, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing as a foreign corporation in all fifty states (except as set forth in Section 3.1(e)
                                                                --------------
of the Disclosure Schedule and except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the assets, business, results of operations, profits, prospects or condition (financial or otherwise) of AFSI and Amana Finance, taken as a whole), and has the corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The only business in which AFSI has ever engaged is the ownership of, and its only asset is, a 50% general partnership interest in Amana Finance. The outstanding capital stock of AFSI consists of 1,000 shares of common stock, $1.00 par value, all of which have been validly issued and fully paid and are nonassessable and all of which are beneficially owned by Seller, free and clear of any Encumbrances other than Permitted Encumbrances. There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock in AFSI. True and complete copies of the certificate of incorporation of AFSI and all amendments thereto and of the By-laws of AFSI as amended to date have been made available to Buyer.

     (f)  Organization, Good Standing and Ownership of Amana Finance.  Amana
          ----------------------------------------------------------
Finance has been duly formed as a general partnership pursuant to the Illinois Uniform Partnership Act, with the partnership power and authority necessary to own or hold its property and to conduct its business as currently conducted. AFSI owns a 50% general partnership interest in Amana Finance, free and clear of any Encumbrances other than Permitted Encumbrances. There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any partnership interests in Amana Finance. Except for the Amana Finance Partnership Documents and except for the Contracts listed in Section 3.10(a) of the Disclosure
                                       ---------------
Schedule, there are no agreements between Seller or either Subsidiary and Transamerica Finance Commercial Corporation or its Affiliates. True and complete copies of the Amana Finance Partnership Documents as amended to date have been made available to Buyer. Neither Seller nor AFSI has any obligation to make any further capital contributions to Amana Finance.

     (g)  No Other Subsidiaries.  Except for the Subsidiaries, Seller does not,
          ---------------------
directly or indirectly (A) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Business or
(B) control any corporation, partnership, joint venture or other entity which is involved in or relates to the Business.

     Section 3.2    Absence of Conflicts and Consent Requirements.
                    ---------------------------------------------

     Except as set forth in Section 3.2 of the Disclosure Schedule, each of
                            -----------
Seller's and Global's execution and delivery of this Agreement, and the performance of their respective obligations hereunder, do not: (a) conflict with or violate, the partnership formation documents of Seller, the charter documents or bylaws of Global or AFSI or the Amana Finance Partnership Documents; (b) violate or, alone or with notice or the passage of time, result in the breach or the termination of, or otherwise give any contracting party the right to terminate, declare a default or declare an acceleration under, the terms of any material agreement relating to the Business to which Seller or either Subsidiary is a party or by which any of the Purchased Assets or the Subsidiaries' assets may be bound or (c) violate any judgment, order, decree or any material law, statute, regulation or other judicial or governmental restriction to which Seller, either Subsidiary or Global is subject. Except for compliance with the HSR Act and as otherwise noted in Section 3.2 of the Disclosure Schedule, there
                                  -----------
is no requirement applicable to Seller or Global to make any filing with, or to obtain any Permit, authorization, consent or approval of, any governmental or regulatory authority or any third party, as a condition to the lawful performance by Seller or Global of its obligations hereunder.

     Section 3.3    Environmental Matters.
                    ---------------------

     Except as set forth in Section 3.3 of the Disclosure Schedule:
                            -----------

     (a) the operations of the Business by Seller and Former Owner comply and have complied in all material respects with all applicable Environmental Laws;

     (b) Seller has, in respect of the Business, obtained all environmental, health and safety Permits necessary for its operation as currently conducted, and all such Permits are in good standing and Seller is in material compliance with all terms and conditions of such permits;

     (c) none of Seller or Former Owner, with respect to the Business, nor any of their present property or operations, or their past property or operations with respect to the Business, is subject to any on-going investigation by, order from or agreement with any person or entity (including any prior owner or operator of Seller's property) respecting any Claim of Environmental Liability except where any resulting liability would not, individually or in the aggregate have a Material Adverse Effect;

     (d) neither Seller nor Former Owner is, with respect to the Business, subject to any pending judicial or administrative proceeding, or to any order, judgment, decree or settlement all liabilities and obligations under which have not been fully resolved, in each case alleging or addressing a material violation of or liability under any Environmental Law;

     (e) except where any resulting liability would not, individually or in the aggregate, give rise to a Material Adverse Effect, neither Seller nor Former Owner has, with respect to the Business:

          (i) reported a Release of a hazardous substance pursuant to Section 103(a) of the CERCLA or any state equivalent;

          (ii)   filed a notice pursuant to Section 103(c) of CERCLA;

          (iii) filed any notice under any applicable Environmental Law reporting a material violation of any applicable Environmental Law;

     (f) there is not now, nor to the best knowledge of Seller or Global has there ever been, on or in any of Seller's properties:

          (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Permit pursuant to Section 3005 of RCRA; or

          (ii) any underground storage tank or surface impoundment or landfill or waste pile;

     (g) except where any resulting liability would not, individually or in the aggregate, give rise to a Material Adverse Effect, there is not now on or in any of Seller's properties any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

     (h) neither Seller nor Former Owner has in respect of the Business received any notice or claim to the effect that it is or may be liable in any material respect to any person or entity (including any governmental authority) as a result of the Release or threatened Release of a Hazardous Substance;

     (i) no Encumbrance has attached to any of Seller's or Former Owner's property in favor of any governmental body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such governmental body in response to, a Release or threatened Release of a Hazardous Substance into the environment;

     (j) any asbestos-containing material which is on or part of any of Seller's property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate in any material respect any applicable Environmental Law; and

     (k) none of the products manufactured, distributed or sold by Seller or Former Owner in connection with the Business, now or in the past, contains asbestos or asbestos-containing material.

     Section 3.4    Ownership of Assets.
                    -------------------

     (a)  Real Property. Section 3.4(a) of the Disclosure Schedule sets forth a
          -------------  --------------
true and complete list and legal description of all the Real Property. Neither Subsidiary owns or has ever owned any real property. Seller has good and indefeasible title to the Real Property, free and clear of any Encumbrances, except for Permitted Exceptions and Permitted Encumbrances. Seller does not hold any option to acquire any real property and is not lessor of any of the Real Property.

     (b)  Leases and Leased Property. Section 3.4(b) of the Disclosure Schedule
          --------------------------  --------------
sets forth a true and complete list of all leases and subleases of real property under which Seller is lessee or sublessee of any real property owned by any other person and which is used primarily in connection with the Business, and, except as set forth in Section 3.4(b) of the Disclosure Schedule, Seller has not
                       --------------
encumbered the Leases or assigned the Leases to any other person. Except as set forth in Section 3.4(b) of the Disclosure Schedule, all Leases are in full force
         --------------
and effect and constitute the legal, valid and binding obligations of Seller and, to the best knowledge of Seller and Global, the other respective parties thereto. Except as set forth in Section 3.4(b) of the Disclosure Schedule, all
                                --------------
rent and other payments due under the Leases have been paid and there are no existing material defaults (or events or conditions which, with notice or lapse of time or both, would constitute a material default) of Seller with respect to the Leases. To the best knowledge of Seller and Global, there are no existing material defaults of any of the other parties thereto (or events or conditions which, with notice or lapse of time, or both, would constitute a material default). Except as set forth in Section 3.4(b) of the Disclosure Schedule,
                                 --------------
Seller has the right to quiet enjoyment of all the Leased Property for the full term of the related Lease (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Seller in the Leased Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of all Leases, together with any title opinions, surveys and appraisals in Seller's possession or any policies of title insurance currently in force and in the possession of Seller with respect to each parcel of Leased Property have heretofore been made available to Buyer by Seller. Neither Subsidiary is lessee or sublessee of any real property owned by any other person.

     (c)  Condemnation. Neither the whole nor any part of the Real Property or
          ------------
the Leased Property is subject to any pending suit for condemnation or other taking by any governmental body, and, to the knowledge of Seller, no such condemnation or other taking is threatened or contemplated.

     (d)  Personal Property. Seller has previously delivered to Buyer a
          -----------------
representative list, dated as of April 30, 2001, of all Equipment and other tangible personal property owned by Seller and used in or relating to the Business. Except as set forth in Section 3.4(d) of the Disclosure Schedule,
                                 --------------
Seller has good and indefeasible title to all Equipment and other items of tangible personal property and all items of intangible property which are included in the Purchased Assets, free and clear of any Encumbrances, except for Permitted Encumbrances and minor Encumbrances that in the aggregate are not substantial in amount and do not materially detract from the value of the assets subject thereto or materially interfere with the present use thereof.

     (e)  Sufficiency of Purchased Assets. Except for the Excluded Assets
          -------------------------------
specified in subsections (c) through (k) of Section 2.2, the Purchased Assets
                                            -----------
(i) constitute all of the assets and properties reasonably necessary for the operation of the Business after the Closing Date, consistent with the operations of the Business as conducted as of December 31, 2000 and (ii) are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which they are intended.

     (f)  Excluded Services. Section 3.4(f) of the Disclosure Schedule sets
          -----------------  --------------
forth a description of all material services provided by Seller or any Affiliate of Seller or Global with respect to the Business utilizing either (i) assets not included in the Purchased Assets or (ii) employees other than Transferring Employees and the manner in which the costs of providing such services have been allocated to the Business.

     Section 3.5    Litigation.
                    ----------

     Except as set forth in Section 3.5 of the Disclosure Schedule, there is no
                            -----------
claim, action, proceeding or investigation pending or, to Seller's or Global's knowledge, threatened, and there is no outstanding writ, order, decree, injunction, award or judgment (a) against, affecting or relating to the Business or any of the Purchased Assets, (b) that calls into question the authority or right of Seller or Global to enter into this Agreement and consummate the transactions contemplated hereby; or (c) which would otherwise prevent or delay the transactions contemplated by this Agreement.

     Section 3.6    Permits and Compliance With Law.
                    -------------------------------

     Except as set forth in Section 3.6 of the Disclosure Schedule and as
                            -----------
provided in Section 3.3 of the Disclosure Schedule with respect to environmental
            -----------
matters and in Section 3.11 of the Disclosure Schedule with respect to labor and
               ------------
employment matters:

     (a) Seller holds all material Permits which are necessary to conduct the Business as presently carried on by it;

     (b) Seller is presently conducting and has conducted, and Former Owner conducted, the Business so as to comply in all material respects with all material applicable statutes, ordinances, rules, regulations and orders of any governmental authority; and

     (c) Each of Seller and Former Owner has fulfilled and performed in all material respects its obligations under each material Permit, and (i) no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such material Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such material Permit, or which might materially adversely affect the rights of Seller or either Subsidiary under any such material Permit; (ii) no notice of cancellation, of default or of any dispute concerning any material Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and (iii) each material Permit is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement.

     Section 3.7    Intellectual Property Rights.
                    ----------------------------

     (a)  Section 3.7(a) of the Disclosure Schedule sets forth a true and
          --------------
correct list of:

          (i) all Intellectual Property owned by, licensed to or used by Seller or Former Owner in conduct of the Business (other than computer software that is licensed to Seller or Former Owner and that is generally available to consumers at retail and licensed pursuant to "shrink-wrap," "click-through" or other similar standard license agreement), including the owner, owner of record if registered or registration has been applied for, registration or application date, registration or application number, and other information sufficient to identify and distinguish it;

          (ii) all contracts, licenses, assignments, royalty agreements, settlements, judgments and decrees dealing with or affecting the Intellectual Property relating to the Business and to which Seller or Former Owner is a party or by which it is bound, including the parties, effective date, term, statutes, subject and Intellectual Property to which it relates; and

          (iii) pending or threatened litigation with respect to any of the foregoing, including the Intellectual Property at issue, actual or potential parties to the litigation, nature of the litigation and the claim asserted, when litigation was first threatened or filed, and status.

     (b)  To Seller's knowledge and except as set forth in Section 3.7(b) of the
                                                           --------------
Disclosure Schedule, there are no pending claims or allegations, and no basis for any such claims or allegations, against Seller or either Subsidiary of infringement, misappropriation or misuse of any Intellectual Property of any other person.

     (c)  Except for the unregistered marks and trademarks referred to in
Section 3.7(a) of the Disclosure Schedule, Seller either owns all of the right,
--------------
title, and interest in the Intellectual Property included in the Purchased Assets or has the perpetual, royalty-free right to use it. To the extent that Seller has the right to use such Intellectual Property, such right is freely transferable to Buyer. Except as set forth in Section 3.7(c) of the Disclosure
                                              --------------
Schedule, Seller is listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for each application or registration identified in Section 3.7(a) as being owned by
                                          --------------
Seller.

     (d)  Except as set forth in Section 3.7(d) of the Disclosure Schedule, (i)
                                 --------------
the Intellectual Property owned by Seller is in good standing and, to the knowledge of Seller, is valid and enforceable; (ii) all registrations for copyrights, patent rights and trademarks identified in Section 3.7(a) of the
                                                       --------------
Disclosure Schedule are in full force and, to the knowledge of Seller, valid and all applications to register any unregistered copyrights, patent rights or trademarks so identified are pending and in good standing, all without challenge of any kind by any third party; and (iii) Seller has the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of Intellectual Property owned by it, and, to the knowledge of Seller, there is no basis for any such action. Copies of all registrations or current applications relating to the Intellectual Property identified in Section 3.7(a) of the
                                                    --------------
Disclosure Schedule have been made available to Buyer.

     (e) Each of the employees, agents, contractors or consultants who have contributed to or participated in the discovery, creation or development of Intellectual Property on behalf of Seller: (i) has assigned or is under a valid obligation to assign all right, title, and interest thereto to Seller; (ii) is a party to a valid "work for hire" agreement under which Seller is deemed to be the author and original owner of the copyright to the Intellectual Property; or
(iii) has by operation of law vested in Seller all right, title, and interest in the Intellectual Property by virtue of his or her employment with Seller.

     (f) Seller has provided to Buyer true and complete copies of all documents relating to (i) Seller's acquisition of and right to use the word "AMANA" as, or as part of, a Trademark have been provided to Buyer, and (ii) any disputes concerning or objections to the use by Seller, the Former Owner or any predecessor of the word "AMANA" as, or as part of, a Trademark.

     Section 3.8    Computer Hardware and Software.
                    ------------------------------

     Section 3.8 of the Disclosure Schedule sets forth a true and complete list
     -----------
of all computer equipment, computer programs and documentation, and computer services which are material to the continued operation of the Business in a manner consistent with current operations and designates which equipment, programs, documentation and services are Excluded Assets.

     Section 3.9    Receivables; Inventories.
                    ------------------------

     (a) Except to the extent reserved for on the December 31 Pro Forma Balance Sheet and except as set forth in Section 3.9 of the Disclosure Schedule, all
                                 -----------
Receivables reflected on the December 31 Pro Forma Balance Sheet arose from, and the Receivables to be reflected on the Closing Date Pro Forma Balance Sheet will have arisen from, the sale of inventory or services to persons not affiliated with Seller or Global and in the ordinary course of the Business and, except as reserved against on the December 31 Pro Forma Balance Sheet or on the Closing Date Pro Forma Balance Sheet determined on a basis consistent with the basis used in determining reserves in the December 31 Pro Forma Balance Sheet, are or will be good and collectible and constitute or will constitute, as the case may be, only valid, undisputed claims of Seller not subject to valid claims of set-off or other defenses or counterclaims.

     (b) The inventories of the Business (including raw materials, supplies, work-in-process, finished goods and other materials) (i) are in good, merchantable and useable condition and (ii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories, of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of Seller with respect to the Business are appropriate for the nature of the products sold and the marketing methods used by the Business, and the reserve for inventory obsolescence contained in the December 31 Pro Forma Balance Sheet fairly reflects the amount of obsolete inventory as of December 31, 2000. Section
                                                                   -------
3.9(b) of the Disclosure Schedule sets forth a list of places where material
------
inventories of the Business were located as of April 30, 2001.

     Section 3.10   Material Contracts.
                    ------------------

     (a)  Section 3.10(a) of the Disclosure Schedule lists or describes the
          ---------------
following agreements relating to the Business and the Purchased Assets (including leases of personal property, purchase contracts and commitments but excluding purchase orders entered into in the ordinary course of business) to which Seller is a party or by which it is bound, or by which the Business or any of the Purchased Assets may be bound:

          (i) all contracts involving future obligations on the part of Seller in an amount which are, individually or in the aggregate, reasonably expected to exceed One Hundred Thousand Dollars ($100,000);

          (ii)   all partnerships and joint ventures;

          (iii)  all Leases;

          (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending by Seller of any amount (exclusive of advances to employees for expenses in the ordinary course of business) or any borrowing (including assumed debt but excluding Excluded Liabilities) by Seller, which is reasonably expected to exceed One Hundred Thousand Dollars ($100,000) or more and which relates to the Business;

          (v) all forms of Contracts used with dealers, together with a list of any dealers who are not parties to such form Contracts;

          (vi) all distributor, manufacturers representative and sales agency Contracts, together with a list of any distributors, manufacturers representatives or sales agents of the Business who are not parties to written Contracts;

          (vii) all material advertising representative or advertising or public relations Contracts;

          (viii) all guarantees by Seller or any Subsidiary of the obligations of any of its customers, suppliers, officers, directors, employees, Affiliates or others (including Global and its Affiliates);

          (ix) all Contracts which limit or restrict where Seller may conduct the Business or the type or line of business in which Seller may engage;

          (x)     all Contracts not made in the ordinary course; and

          (xi) all other contracts, agreements, commitments, understandings or instrument which are material to the Business or the Purchased Assets.

     (b)  Except as set forth in Section 3.10(b) of the Disclosure Schedule,
                                 ---------------
AFSI is not a party to, or bound by, any contract of the type referred to in
Section 3.10(a).
---------------

     (c)  Except as set forth in Section 3.10(c) of the Disclosure Schedule: (i)
                                 ---------------
each agreement referred to in subsection (a) or (b) above, Section 3.7(a) of the
                                                           --------------
Disclosure Schedule and Section 3.11 of the Disclosure Schedule (the "Business
                        ------------                                  --------
Agreements") is valid, binding and enforceable in accordance with its terms,
----------
subject to the Bankruptcy Exceptions; (ii) Seller (or the Former Owner) or AFSI, as the case may be, has fulfilled and performed its obligations under each of the Business Agreements; (iii) to Seller's and Global's knowledge, no other party to any such agreement is in material breach or default of the terms of such instrument; and (iv) there does not exist under any provision thereof, any event that, with the giving of notice or the passage of time or both, would constitute a breach or default thereunder. A true complete copy of each Business Agreement has been made available to Buyer by Seller.

     Section 3.11   Labor and Employment Matters; ERISA.
                    -----------------------------------

     (a)  Except as set forth in Section 3.11(a) of the Disclosure Schedule:
                                 ---------------

          (i) Except for the Collective Bargaining Agreements, Seller is not a party to any (a) employee collective bargaining agreement, except for the Collective Bargaining Agreements, or (b) agreement, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any current or former officer, director, employee or consultant (including each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control), to which Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than Seller's Non-ERISA Plans and other plans of the type described in Section 3.11(b) ("Seller's
                                                    ---------------   --------
     Compensation Commitments");
     ------------ -----------

          (ii) the Business is in substantial compliance with the Collective Bargaining Agreements and with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, and is not engaged in any material unfair labor or material unfair employment practices;

          (iii) there is no unfair labor practice charge or complaint against or involving the Business pending or to, Seller's or Global's knowledge, threatened in writing before the National Labor Relations Board or any court;

          (iv) there is no labor strike, or other material dispute, slowdown or stoppage pending against the Business;

          (v) no union certification or decertification petition has been filed and, to Seller's or Global's knowledge, no union authorization card campaign has been conducted relating to the Employees within the past twenty-four months;

          (vi) no material grievance proceeding or arbitration proceeding arising out of or under any Collective Bargaining Agreement is pending or, to Seller's or Global's knowledge, threatened in writing against the Business;

          (vii) there are no material charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap, disability or veteran status) involving the Business pending or, to Seller's or Global's knowledge, threatened in writing before the Equal Employment Opportunity Commission or any federal, state or local agency or court;

          (viii) there are no charges, investigations, administrative proceedings or formal complaints of overtime or minimum wage violations involving the Business pending before the Department of Labor or any other federal, state or local agency or court; and

          (ix) there are no material citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending before the Occupational Safety and Health Administration or any federal, state or local agency or court involving the Business.

     (b)  Section 3.11(b) of the Disclosure Schedule sets forth a true and
          ---------------
correct list of all bonus, savings or thrift, stock bonus, employee stock ownership, stock option, commission or incentive, rabbi trust, deferred compensation, retirement, hospitalization, medical, vision or dental reimbursement, post-retirement medical, sickness, accident, scholarship, day care, prepaid legal services, severance pay, vacation or holiday pay, disability, death benefit, insurance and other welfare, retiree welfare or similar plans, programs, funds, contracts or arrangements providing benefits to which Seller, with respect to the Business, is a party or by which it is bound or pursuant to which it may be required to make any payment at any time, other than plans described in the paragraph below ("Seller's Non-ERISA Plans").
                                              ------------------------

          Section 3.11(b) of the Disclosure Schedule also sets forth a list of
          ---------------
each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) and each "employee welfare benefit plan" (as such term is defined in
Section 3(1) of ERISA) covering any employee or former employee (or their respective beneficiaries or dependents) of Seller or Former Owner with respect to the Business (collectively, "Seller's ERISA Plans", and Seller's Non-ERISA
                                --------------------
Plans and Seller's ERISA Plans collectively referred to as "Seller's Benefit
                                                            ----------------
Plans").  Except as set forth
-----
in Section 3.11(b) of the Disclosure Schedule, neither Seller nor Former Owner
   ---------------
has ever maintained any such employee pension benefit plan with respect to the Business.

     (c) Seller has made available to Buyer, with respect to each written Seller's Non-ERISA Plan and Seller's Compensation Commitment, correct and complete copies of such plans or commitment and all related insurance and annuity policies and contracts and other documents with respect to each Seller's Non-ERISA Plan and Seller's Compensation Commitment. Section 3.11(c) of the
                                                     ---------------
Disclosure Schedule contains a description of all oral Seller's Non-ERISA Plans and Seller's Compensation Commitments.

     (d) Seller has made available to Buyer, with respect to each Seller's ERISA Plan, correct and complete copies, where applicable, of (i) all plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (ii) the most recent IRS determination letter, (iii) the Annual Reports (Form 5500 Series) and accompanying schedules and actuarial reports, as filed, for the most recently completed three plan years, (iv) the summary plan description currently in use and any other summary plan description in use at any time and (v) copies of correspondence from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation regarding any plan audit or investigation or any intent to conduct a plan audit.

     (e)  Except as disclosed in Section 3.11(e) of the Disclosure Schedule,
                                 ---------------
each Seller's ERISA Plan which is intended to qualify under Section 401(a) of the Code has received a letter from the IRS that such plan is so qualified under the Code and no circumstance exists which might cause such plan to cease being so qualified.

     (f)  Except as set forth in Section 3.11(f) of the Disclosure Schedule,
                                 ---------------
each Seller's Benefit Plan complies and has been administered to comply, with all applicable foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any foreign, federal, state, local or other governmental authority or regulatory body or common law, and there has been no notice issued by any such governmental authority or regulatory body questioning or challenging such compliance, and there are no actions, suits or claims (other than routine claims for benefits) pending or, to Seller's knowledge, threatened involving such plan or the assets of any such plan.

     (g)  Except as set forth in Section 3.11(g) of the Disclosure Schedule,
                                 ---------------
neither Seller nor Former Owner, with respect to the Business, has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) of Section 502(l) of the ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

     (h)  Except as set forth in Section 3.11(h) of the Disclosure Schedule, to
                                 ---------------
the knowledge of Seller, (i) all contributions to each Seller's ERISA Plan that were required to be made in accordance with Section 302 of ERISA or Section 412 of the Code have been timely made, (ii) no Seller's ERISA Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code, (iii) no Seller's ERISA Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, (iv) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA) for any Seller's ERISA Plan, and (v) Seller has not and is not required to provide security to any Seller's ERISA Plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability.

     (i) Neither Seller nor, to the best knowledge of Seller, any other disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any Seller's ERISA Plan which could subject the plan (or its related trust) or Seller or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

     (j)  Except as set forth in Section 3.11(j) of the Disclosure Schedule, no
                                 ---------------
Seller's ERISA Plan subject to Title IV of ERISA has incurred any liability to the Pension Benefit Guaranty Corporation other than for the payment of premiums, all of which have been paid when due.

     (k)  Except as set forth in Section 3.11(k) of the Disclosure Schedule, all
                                 ---------------
contributions that were required to be paid as of the Closing with respect to each Seller's ERISA Plan have been timely paid, and all accruals with respect to such plans, as of December 31, 2000, are reflected in the December 31 Pro Forma Balance Sheet.

     (l) Except as contemplated by this Agreement, neither Seller nor Holding has obligations under any of Seller's Non-ERISA Plan, Seller's Compensation Commitments or Seller's ERISA Plans or made any commitment, whether formal or informal, to create any additional benefit plan or to amend or modify any benefit plan other than to comply with the requirements of applicable law or the terms of applicable Collective Bargaining Agreements or to provide health or dental benefits to or in respect of former employees of Seller or Former Owner with respect to the Business, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA.

     (m)  Section 3.11(m) of the Disclosure Schedule sets forth a true and
          ---------------
complete list of all loans and advances made by Seller to any employee of Seller, except travel allowances, relocation advances, and bridge or swing loans made in connection with relocations, as made in the ordinary course of business.

     (n)  Except as set forth in Section 3.11(n) of the Disclosure Schedule,
                                 ---------------
neither Seller nor Former Owner has ever been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) with respect to the Business.

     (o)  Except as set forth in Section 3.11(o) of the Disclosure Schedule,
                                 ---------------
Seller and Former Owner have complied in respect of the Business with all applicable common law and foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any governmental body (including those pertaining to occupational safety and health requirements) relating to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Seller believes that its relations with the employees of the Seller with respect to the Business are satisfactory. Seller is not a party to, and the Business is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of Seller. Neither Seller nor the Business is adversely affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of Seller. Section 3.11(o) of the Disclosure Schedule sets forth a
                    ---------------
description of any union organizing or election activities involving any non-union employees of Seller or Former Owner and, to the knowledge of Seller, those such activities threatened as of the date hereof.

     (p) None of Global, Seller, their Affiliates and respective officers, directors and agents has made any promise or representation to any employee or employees of Seller with respect to continuation of employment of any person or the continued operation of any facility of Seller.

     (q)  Neither Subsidiary has or has ever had any employees.

     Section 3.12   Brokers, Finders, etc.
                    ----------------------

     Except for the services of Goldman, Sachs & Co., none of Seller, Global and their respective Affiliates has employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. Global hereby agrees to cause to be paid any payment, fee or commission that may be due to Goldman, Sachs & Co. in connection with the transactions contemplated hereby.

     Section 3.13   Taxes.
                    -----

     Except as set forth in Section 3.13 of the Disclosure Schedule, (i) Seller
                            ------------
and Former Owner have, in respect of the Business and the Purchased Assets, filed all tax returns which are required to be filed and have paid all Taxes which have become due pursuant to such tax returns or pursuant to any assessment which has become payable; (ii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Business or the Purchased Assets, and, to the best of Seller's knowledge, no basis exists therefor; (iii) all monies required to be withheld by Seller or Former Owner (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business; (iv) none of the Purchased Assets is properly treated as owned by persons other than Seller for income Tax purposes; (v) Seller and Former Owner are, and always have been, treated as a partnerships for U.S. federal income tax purposes; (vi) all Taxes (whether or not shown on any Tax Return) owed by AFSI have been timely paid; and (vii) other than the "affiliated group" (as defined in Section 1504 of the Code) that included Raytheon Company, AFSI has never been a member of any affiliated group, or any other group of companies which filed tax returns on a unitary, combined or consolidated basis for state, local, foreign or other tax law purposes.

     Section 3.14   No Preemptive Rights.
                    --------------------

     There are no preferential purchase rights or rights of first refusal in third parties with respect to the Purchased Assets or the Business, except for rights relating to Inventory that have arisen in the ordinary course of business.

     Section 3.15   Transactions With Affiliates.
                    ----------------------------

     Section 3.15 of the Disclosure Schedule sets forth a list of all of the
     ------------
Contracts and Leases (i) between Seller and Amana Finance and (ii) between Seller or any Subsidiary, on the one hand, and Global or any of its Affiliates, on the other hand. All of such Contracts and Leases are on terms and conditions which are usual and customary and which are no less favorable to Seller or its Subsidiary than those available from third parties who are not Affiliates of Seller or Global, except as set forth in Section 3.15 of the Disclosure
                                         ------------
Schedule.

     Section 3.16   Financial Statements and Information.
                    ------------------------------------

     (a)  Section 3.16(a) of the Disclosure Schedule contains:
          ---------------

          (i) the audited consolidated balance sheets of Seller as of December 31, 1999 and 2000, and the consolidated statements of operations, partners' capital and cash flows for the three years ended December 31, 2000, and the report of Ernst & Young LLP, independent auditors, thereon;

          (ii)   the December 31 Pro Forma Balance Sheet;

          (iii) the unaudited consolidated balance sheet of Seller as of April 30, 2001, and the consolidated statements of operations, partners' capital and cash flows for the three months then ended; and

          (iv) an unaudited pro forma balance sheet as of April 30, 2001, prepared in accordance with GAAP, except as provided in the footnotes to the December 31 Pro Forma Balance Sheet.

     (b) The audited and pro forma consolidated financial statements referred to in Section 3.16(a) (taken together and including the related schedules and/or
      ---------------
notes thereto, the "Financial Statements") are true, complete and correct in all
                    --------------------
material respects and fairly present (i) the actual and pro forma consolidated financial position of Seller as of December 31, 1999 and 2000 and April 30, 2001, as the case may be, and (ii) the consolidated results of Seller's operations and the cash flows for the three years ended December 31, 2000 and the three months ended April 30, 2001, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis (except as otherwise stated therein or in the schedules and/or notes thereto) throughout the periods involved.

     (c)  Section 3.16(c) of the Disclosure Schedule contains the unaudited
          ---------------
balance sheets of Amana Finance as of December 31, 2000 and April 30, 2001 (the "Amana Finance 4/30 Balance Sheet"). Such balance sheets are true, complete and
 --------------------------------
correct in all material respects and fairly present the financial position of Amana Finance as of the dates indicated, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis throughout the period involved.

     Section 3.17   Absence of Changes.
                    ------------------

     (a)  Since December 31, 2000 there has not been any:

          (i) material adverse change in the Purchased Assets, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of Seller, with respect to the Business and, to the knowledge of Seller, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future;

          (ii) destruction, damage to, or loss adversely affecting any material Purchased Asset or the Business (whether or not covered by insurance); or

          (iii) material adverse change in the operations, liabilities, profits, prospects or condition (financial or otherwise) of either Subsidiary and, to the knowledge of Seller, no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future.

     (b)  Except as set forth in Section 3.17 of the Disclosure Schedule, since
                                 ------------
December 31, 2000, Seller and the Former Owner have conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since December 31, 2000, except as set forth in such Schedule, neither Seller nor the Former Owner has , in respect of the
Business:

          (i) sold, leased (as lessor), transferred or otherwise disposed of, or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the December 31 Pro Forma Balance Sheet or any assets acquired by the Former Owner or Seller with respect to the Business after December 31, 2000, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice and except for Permitted Exceptions and Permitted Encumbrances;

          (ii) cancelled any debts owed to or claims held by Seller with respect to the Business (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

          (iii) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

          (iv) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

          (v) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

          (vi) instituted any increase in any compensation payable to any employee of Seller or Former Owner with respect to the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of Seller or Former Owner with respect to the Business;

          (vii) made any change in the accounting principles and practices used by Seller from those applied in preparation of the December 31 Pro Forma Balance Sheet;

          (viii) prepared or filed any Tax return inconsistent with past practice or, on any such Tax return, taken any position, made any election, or adopted any method that (x) is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax returns in prior periods, and (y) could reasonably be expected to have any impact on Buyer's tax liability, under applicable law or under this Agreement, for any period after the Closing Date;

          (ix) entered into any other contract or transaction pertaining to the Business other than in the ordinary course of business; or

          (x) agreed to do any of the things described in the preceding clauses (i) through (ix) except as contemplated in this Agreement.

     Section 3.18   No Undisclosed Liabilities.
                    --------------------------

     Except as set forth in Section 3.18 of the Disclosure Schedule, neither
                            ------------
Seller nor AFSI is subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the December 31 Pro Forma Balance Sheet, other than (i) in the case of Seller, liabilities that are not included within the definition of Assumed Liabilities and (ii) liabilities of the same nature as those set forth in the December 31 Pro Forma Balance Sheet and the notes thereto and incurred in the ordinary course of the Business after December 31, 2000 and properly accounted for (if applicable) in the Closing Date Pro Forma Balance Sheet. Except as set forth in
Section 3.18 of the Disclosure Schedule, neither AFSI nor Amana Finance is
------------
subject to any liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Amana Finance 4/30 Balance Sheet, other than liabilities of the same nature as those set forth in the Amana Finance 4/30 Balance Sheet and the notes thereto and incurred in the ordinary course of the business of Amana Finance after April 30, 2001.

     Section 3.19   Utilities.
                    ---------

     Except as set forth in Section 3.19 of the Disclosure Schedule, each site
                            ------------
comprising either the Real Property or the Leased Property has access to sufficient quantities of water, sewer or septic, gas, steam, electric, telephone, drainage and other utilities required to conduct its business as presently conducted. Seller has not received any written notice of any termination or material impairment of any such utilities.

     Section 3.20   Government Contracts.
                    --------------------

     A Contract entered into by Seller with any federal, state or local governmental entity or authority is referred to herein as a "Government
                                                             ----------
Contract." Section 3.20 of the Disclosure Schedule sets forth a list of each
--------   ------------
Government Contract.  Except as set forth in Section 3.20 of the Disclosure
                                             ------------
Schedule:

     (a) neither Seller nor, to Seller's or Global's knowledge, any of Seller's employees or agents, has committed any violation of law or regulation which would reasonably be expected to make the Buyer subject to suspension, debarment or ineligibility to perform any Government Contracts or, to Seller's or Global's knowledge, is under investigation for any such matter;

     (b) neither Seller nor, to Seller's or Global's knowledge, any of its employees or agents, has ever been determined to be a non-responsible bidder or offeror, or otherwise ineligible to perform in connection with any bid or proposal on any Government Contract; and

     (c) neither Seller nor, to Seller's or Global's knowledge, any of its employees or agents has ever been suspended, debarred or otherwise determined to be ineligible for any agreement with any federal, state or local governmental entity or authority.

     Section 3.21   Insurance.
                    ---------

     Section 3.21 of the Disclosure Schedule sets forth a list and brief
     ------------
description (including nature of coverage, limits, deductibles, premiums and the loss experience since September 1997 with respect to each type of coverage) of all policies of insurance maintained, owned or held by or on behalf of Seller on the date hereof with respect to the Purchased Assets or the Business. Seller has complied with each of such insurance policies in all material respects and has not failed to give any material notice or present any material claim thereunder in a due and timely manner. Seller has made available to Buyer correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

     Section 3.22   Customers and Suppliers.
                    -----------------------

     Section 3.22 of the Disclosure Schedule sets forth (i) a list of names and
     ------------
addresses of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of Seller or Former Owner in respect of the Business and the percentage of the Business which each such customer or supplier represents or represented during each of the years ended December 31, 1999 and December 31, 2000 and the period January 1, 2001 through March 31, 2001; and (ii) copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by Seller or Former Owner in respect of the Business. Except as set forth in Section 3.22 of the
                                                          ------------
Disclosure Schedule, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Seller with any customer or group of customers listed in Section
                                                                         -------
3.22 of the Disclosure Schedule, or whose purchases individually or in the
----
aggregate are material to the
operations of the Business, or with any supplier or group of suppliers listed in
Section 3.22 of the Disclosure Schedule, or whose sales individually or in the
------------
aggregate are material to the operations of the Business.

     Section 3.23   Warranties.
                    ----------

     Section 3.23 of the Disclosure Schedule sets forth (i) a specimen copy of
     ------------
the form of written warranties covering products sold by Seller or Former Owner with respect to the Business which have not yet expired and (ii) a summary of the warranty expense incurred by Seller with respect to the Business during each of its last three fiscal years.

     Section 3.24   Product Defects.
                    ---------------

     (a)  Section 3.24 of the Disclosure Schedule sets forth a list of all (i)
          ------------
products of the Business which have been recalled, withdrawn or suspended by Seller or Former Owner (whether voluntarily or otherwise), and (ii) proceedings of any foreign, federal, state, local or other governmental authority or regulatory body pending against either Seller or Former Owner (whether such proceedings have since been completed or remain pending) seeking the recall, withdrawal, suspension or seizure of any of the products of the Business or seeking to enjoin Seller or Former Owner from engaging in activities pertaining to any products of the Business.

     (b)  Except as set forth in Section 3.24 of the Disclosure Schedule, to the
                                 ------------
knowledge of Seller, there exists no set of facts which could reasonably be expected to cause Seller to recall, withdraw or suspend any of the products of the Business from the market or to cease further distribution or marketing of such products.

     (c)  Except as set forth in Section 3.24 of the Disclosure Schedule, to the
                                 ------------
knowledge of Seller, (i) the products of the Business previously sold by Seller and Former Owner were, at the time of sale, free from defects or risk to the safety of the users thereof and conformed with all relevant descriptions, specifications and standards and (ii) the finished goods, work-in-process and other Inventory are free from defects or risk to the safety of the users thereof and conform with all relevant descriptions, specifications and standards.

     Section 3.25   Bifurcation.
                    -----------

     The transactions consummated pursuant to the Bifurcation Agreement or contemplated thereby (the "Bifurcation") did not and will not (a) conflict with
                           -----------
or violate, Seller's or Former Owner's partnership formation documents, or Global's or Holding's charter documents or bylaws; (b) violate or, alone or with notice or the passage of time, result in the breach or the termination of, or otherwise give any contracting party the right to terminate, declare a default or declare an acceleration under, the terms of any written agreement relating to the Business to which Seller is a party or by which any of the Purchased Assets may be bound except as set forth in Section 3.25 of the Disclosure Schedules; or
                                    ------------
(c) violate any judgment, order, decree or, to the best knowledge of Seller and Global, any material law, statute, regulation or other judicial or governmental restriction to which Seller or Global is subject. Except as set forth in
Section 3.25 of the Disclosure Schedule, Former Owner and Seller have obtained
------------
all consents of third parties and governmental bodies necessary to effect the Bifurcation.

     Section 3.26   Investment Representations.
                    --------------------------

     (a) Seller is acquiring the Maytag Shares to be received by it pursuant to this Agreement for investment for its own account and not with a view to participating directly or indirectly in any resale, distribution or underwriting thereof in violation of the Securities Act, or applicable state securities laws, and Seller will not offer or sell the Maytag Shares received pursuant to this Agreement in violation of the Securities Act or applicable state securities laws. Seller understands that the Maytag Shares received pursuant to this Agreement have not been registered under the Securities Act or under applicable state securities laws and may not be sold, transferred, assigned, pledged or otherwise transferred or disposed of unless there is an effective registration statement under the Securities Act covering such securities and the securities have been qualified or registered under applicable state securities laws or an exemption from the registration requirements of the Securities Act and such laws is available. Seller also understands that certificates representing such shares shall bear an appropriate legend regarding the restrictions on transfer and Buyer shall order any transfer agent it may appoint to stop the transfer thereof absent compliance with such restrictions.

     (b) Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. Seller (x) acknowledges that Buyer has made available to Seller a copy of the Buyer SEC Filings and Buyer's 2000 Annual Report to Stockholders, (y) understands that it has not been furnished with any exhibits to the Buyer SEC Filings and that it may, upon its written request, receive from Buyer a copy of any such exhibit and (z) acknowledges that it has been provided an opportunity to ask questions and receive answers from Buyer concerning the terms and conditions of the offering of the Maytag Shares and to obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished with said offering.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer, recognizing that Seller and Global are relying on the contents of this Article IV as a material inducement to their execution, delivery and
     ----------
performance of this Agreement, hereby represents and warrants to and covenants and agrees with Seller and Global as follows:

     Section 4.1    Organization and Authority.
                    --------------------------

     Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to conduct its business as now conducted and to own its assets. Buyer has the corporate power to enter into and perform its obligations pursuant to this Agreement. Maytag Worldwide has been duly incorporated, is validly existing and in good standing under the laws of the Netherlands Antilles, with the corporate power and authority necessary to conduct its business as now conducted and to own its assets and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and each of the other agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith has been duly authorized and upon execution and delivery by Buyer will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, in each case, subject to the effects of the Bankruptcy Exceptions. This Agreement has been duly authorized, executed and delivered by Maytag Worldwide and constitutes the legal, valid and binding obligation of Maytag Worldwide, enforceable against Maytag Worldwide, in accordance with its terms, and each of the other agreements, instruments and documents being or to be executed and delivered by Maytag Worldwide under this Agreement or in connection herewith has been duly authorized and upon execution and delivery Maytag Worldwide will constitute a legal, valid and binding obligation of Maytag Worldwide, enforceable against Maytag Worldwide in accordance with its terms, in each case, subject to the effects of the Bankruptcy Exceptions.

     Section 4.2    Absence of Conflicts and Consent Requirements.
                    ---------------------------------------------

     Each of Buyer's and Maytag Worldwide's execution and delivery of this Agreement, and the performance of its respective obligations hereunder, do not:
(a) conflict with or violate Buyer's or Maytag Worldwide's charter documents or bylaws; (b) violate or, alone or with notice or passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate or declare a default or declare an acceleration under, the terms of any material written agreement to which Buyer or Maytag Worldwide is a party or by which Buyer or Maytag Worldwide or their respective assets are bound; or (c) violate any judgment, order, decree or, to the best knowledge of Buyer or Maytag Worldwide, any material law, statute, regulation or other judicial or governmental restriction to which Buyer or Maytag Worldwide is subject. Except for compliance with the HSR Act, there is no requirement applicable to Buyer or Maytag Worldwide to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any third party as a condition to the lawful performance by Buyer or Maytag Worldwide of their respective obligations hereunder.

     Section 4.3    Litigation Affecting Buyer or Maytag Worldwide.
                    ----------------------------------------------

     There is no claim, action, proceeding or investigation pending or, to the best knowledge of Buyer or Maytag Worldwide, threatened in writing, nor is there outstanding any writ, order, decree or injunction that: (a) calls into question Buyer's or Maytag Worldwide's authority or right to enter into this Agreement and consummate the transactions contemplated hereby; or (b) would otherwise prevent or delay the transactions contemplated by this Agreement.

     Section 4.4    Fees.
                    ----

     Except for the services of Salomon Smith Barney, Inc., neither Buyer nor any of its Affiliates, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated herein. Buyer is solely responsible for any payment, fee or commission that may be due to Salomon Smith Barney, Inc. in connection with the transactions contemplated hereby.

     Section 4.5    Available Funds.
                    ---------------

     Buyer and Maytag Worldwide have sufficient cash, or firm commitments from responsible lending institutions, available lines of credit or other sources of available funds to enable them to make payment of all amounts to be paid by them hereunder.

     Section 4.6    Valid Shares.
                    ------------

     The Maytag Shares, when delivered to Seller pursuant to this Agreement, will have been duly and validly authorized and issued, will be fully paid and nonassessable, free and clear of all Encumbrances (other than restrictions under the Securities Act, the rules and regulations thereunder and state securities laws) and will not have been issued or sold in violation of the preemptive rights of any person or applicable federal or state securities laws.

     Section 4.7    Securities and Exchange Commission Filings.
                    ------------------------------------------

     Buyer has made available to Seller true and complete copies (excluding exhibits) of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the SEC, (iii) Current Reports on Form 8-K, as filed with the SEC subsequent to December 31, 2000, (iv) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 31, 2000 (collectively, the "Buyer SEC Filings"). Buyer
                                                     -----------------
has filed with the SEC all reports required to be filed by Buyer after December 31, 2000 pursuant to Section 13(a) of the Exchange Act. Each Buyer SEC Filing at the time of its filing with the SEC conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and none of the Buyer SEC Filings at the time of its filing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any reports filed by Buyer pursuant to Section 13(a) of the Exchange Act after the date hereof and prior to the Closing, at the time such reports are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Buyer's filings with the SEC under the Exchange Act that are available to the public as of the Closing, as amended and supplemented as of the Closing, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     Section 4.8    No Material Adverse Change.
                    --------------------------

     Except as set forth in or contemplated by the Buyer SEC Filings filed with the SEC as of the date hereof or as otherwise disclosed in writing to Seller, since March 31, 2000, there has been no: (i) material adverse change in the business or financial condition of Buyer and its subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other factors affecting the major appliance manufacturing and distributing businesses generally and (ii) material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                                   ARTICLE V
                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

     Section 5.1    Investigation of Business; Access to Properties and Records.
                    -----------------------------------------------------------

     (a) Subject to restrictions contained in confidentiality agreements to which such party is subject with respect to any information relating to any third party, prior to the Closing or termination of this Agreement, Seller agrees to give to Buyer and its legal counsel, accountants, lenders, investment bankers and their representatives, upon reasonable prior notice, reasonable access during normal business hours to all of the Real Property and Leased Property for inspection and to the books, contracts, commitments and records of the Business (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental assessment), and shall permit them to consult with management employees of the Business, to allow Buyer a full opportunity to make such investigations as are reasonably necessary to analyze the affairs of the Business and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets, the assets of the Subsidiaries and the Business as shall be reasonably requested, including all such information as shall be reasonably necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Global and Seller contained in this Agreement have been complied with and to determine whether the conditions set forth in Article VI have been satisfied. No investigation made by
                        ----------
Buyer or its representatives hereunder shall affect the representations and warranties of Global and Seller hereunder.

     (b) Subject to restrictions contained in confidentiality agreements to which such party is subject with respect to any information relating to any third party, prior to the Closing or termination of this Agreement, Buyer agrees to give to Seller and its legal counsel, accountants, lenders, investment bankers and their representatives, upon reasonable prior notice, reasonable access during normal business hours to its books and records, and shall permit them to consult with management employees of the Buyer and shall furnish to Seller or its authorized representatives such additional information as shall be reasonably requested in order to enable Seller or its representatives to verify the accuracy of the representations and warranties of Buyer contained in this Agreement, to verify that the covenants of Buyer contained in this Agreement have been complied with and to determine whether the conditions set forth in
Article VI have been satisfied. No investigation made by Seller or its
----------
representatives hereunder shall affect the representations and warranties of Buyer hereunder.

     (c) Any information provided to or obtained by Buyer or its representatives, on the one hand, and by Seller and Global or their representatives, on the other hand, pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the applicable Confidentiality Agreement. Global and Seller agree to discharge all the obligations of Former Owner to Buyer under the Confidentiality Agreement dated December 18, 2000.

     Section 5.2    Reasonable Efforts.
                    ------------------

     (a) Subject to the terms and conditions herein provided, Seller, Global and Buyer agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using reasonable efforts:

          (i) to obtain all necessary waivers, consents, releases and approvals (x) from other parties to loan agreements, Leases, guarantees, Permits, Contracts and (y) relating to curing non-monetary title defects regarding the Real Property.

          (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation;

          (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby;

          (iv) to effect all necessary registrations and filings, including filings under the HSR Act and submissions of information requested by governmental authorities; and

          (v) to fulfill all conditions applicable to it pursuant to this Agreement;

provided that none of Seller, Global or Buyer shall have any obligation to offer
--------
or pay any consideration in order to obtain any such consents or approvals; and provided, further, that Seller shall not make any agreement or understanding
--------  -------
affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer.

     (b) To the extent legally permissible, Buyer and Seller shall: (i) furnish each other with such information and assistance as may be reasonably requested to prepare the Notification and Report Forms required to be filed under the HSR Act in connection with the transactions contemplated by this Agreement; and (ii) use their reasonable efforts to cooperate and consult with each other with respect to any written or oral responses to any requests for additional information or documentary material by the FTC or the Antitrust Division in connection with the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in accordance with the requirements of the HSR Act. Notwithstanding anything herein to the contrary, (i) neither Seller nor Buyer shall be obligated to contest any final action or decision taken by the FTC or the Antitrust Division or any other governmental or administrative agency, authority or court challenging the consummation of the transactions contemplated by this Agreement, and (ii) in no event shall Buyer be required to (A) sell or otherwise dispose of, hold separate or agree to sell or dispose of, any assets, categories of assets or businesses of Seller or Buyer or their respective subsidiaries, (B) terminate existing relationships, contractual rights or obligations or (C) amend or terminate existing licenses or other intellectual property agreements or enter into new licenses or other intellectual property agreements to avoid, prevent or terminate any action by the FTC or the Antitrust Division or any other governmental or administrative agency, authority or court which would restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement.

     Section 5.3    Further Assurances.
                    ------------------

     From time to time following the Closing, Seller and Global shall execute and deliver, or cause Former Owner to execute and deliver, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets, and, Buyer shall execute and deliver to Seller such other instruments of assumption as Seller may reasonably request to evidence Buyer's assumption of the Assumed Liabilities.

     Section 5.4    Conduct of Business.
                    -------------------

     From the date hereof through the Closing, except as otherwise contemplated by this Agreement or with the prior written consent of Buyer, Seller shall operate the Business and maintain the Purchased Assets in the ordinary and usual course and substantially in accordance with past practices. In furtherance of the foregoing commitment, without the prior written consent of Buyer, Seller:

     (a) shall operate, improve, maintain and repair the Purchased Assets (including making all capital expenditures for improvement, maintenance and repair and restocking or replacing all used or sold inventories and all used supplies and spare parts) in a prudent, workmanlike manner and in the ordinary course of business;

     (b) shall not (i) transfer or cause to be transferred from Seller with respect to the Business any employee or agent thereof, (ii) offer employment after the Closing Date to any such employee or agent or (iii) otherwise attempt to persuade any such person to terminate his or her relationship with the Business;

     (c) shall not make any material change in the Business or Seller's operation of the Business;

     (d) shall not cancel any debts owed to or claims held by Seller with respect to the Business (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

     (e) shall not accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Business consistent with past practice;

     (f) shall not delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

     (g) shall not institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of Seller;

     (h) shall not make any change in the compensation of the employees of Seller, other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

     (i) shall not prepare or file any Tax return inconsistent with past practice or, on any such Tax return, take any position, make any election, or adopt any method that (i) is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax returns in prior periods, and
(ii) could reasonably be expected to have any impact on Buyer's tax liability, under applicable law or under this Agreement, for any period after the Closing Date;

     (j) other than the use and sale of Inventories and the use of supplies and spare parts in the ordinary course of business, or as contemplated in this Agreement, shall not, directly or indirectly (through any merger, consolidation, reorganization, issuance of securities or rights, or otherwise), sell, assign, convey, transfer or otherwise dispose of any Purchased Assets or any interest therein, and shall not inquire about, make any offer or otherwise negotiate with respect to, or enter into any agreement, contract or arrangement providing for any such sale, assignment, conveyance, transfer or other disposition;

     (k) shall not create or allow to be created any Encumbrances on any Purchased Assets or any interest therein (other than Permitted Exceptions and Permitted Encumbrances);

     (l) shall not (i) amend or modify any Contract, Lease or Permit listed in the Disclosure Schedule, (ii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Section 3.10 of the
                                                             ------------
Disclosure Schedule if in effect on the date hereof, (iii) enter into any contract, agreement, undertaking or commitment which cannot be assigned to Buyer or a permitted assignee of Buyer under Section 9.7, (iv) enter into any contract
                                       -----------
for the purchase of real property to be used by the Business or for the sale of any Real Property, (v) exercise any option to purchase real property listed in
Section 3.4(a) of the Disclosure Schedule or any option to extend a lease of
--------------
Leased Property listed in Section 3.4(b) of the Disclosure Schedule, or (vi)
                          --------------
other than in the ordinary course of business, incur any material liability or obligation that would be included among the Assumed Liabilities at the Closing Date;

     (m) shall notify Buyer in writing immediately of any material development affecting the Purchased Assets or the Business, including the following: (i) any material breach or violation of, material default or event of default under, or actual or threatened termination or cancellation of any Contract, Lease or Permit; (ii) any material loss of, damage to, or destruction of any Purchased Asset; (iii) any existing or threatened labor dispute or material written and filed grievance or claim involving any employees of Seller; (iv) any pending or threatened claim, demand, investigation, action, suit or other legal proceeding by or before any court, arbitrator, governmental authority or administrative agency involving Seller and relating to any Purchased Asset or the Business (v) any material adverse change in the condition of the Purchased Assets or the Business, or (vi) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

     (n) shall maintain in full force and effect, to the extent reasonably available, all insurance now in effect covering the Purchased Assets, the Business and the employees of Seller shall not breach any obligation under such insurance policies in any material respect, and shall give all material notices and present all claims under such insurance policies in a proper and timely manner;

     (o) shall comply, and shall cause its agents, employees and representatives to comply, in all material respects, with all laws, rules and regulations of any governmental authority applicable to the Purchased Assets or the Business;

     (p) shall not change any accounting methods or practices followed by Seller or any depreciation, amortization or inventory valuation policies or rates currently used or adopted by Seller and used in the preparation of the December 31 Pro Forma Balance Sheet;

     (q) shall not amend or allow to be amended (i) the charter documents or bylaws of AFSI or (ii) the AMANA Finance Partnership Documents; and

     (r) shall use its best efforts to (i) cause AFSI to be qualified to do business as a foreign corporation in each of the jurisdictions listed in Section
                                                                         -------
3.1(e) of the Disclosure Schedule and (ii) comply with the service warranty
------
registration laws in each of the states listed in Section 3.6(c) of the
                                                  --------------
Disclosure Schedule.

     Section 5.5    Preservation of Business.
                    ------------------------

     Subject to the terms and conditions of this Agreement and except as otherwise contemplated hereby, Seller shall use reasonable commercial efforts, from the date hereof through the earlier of the termination of this Agreement or the Closing, to preserve intact the goodwill and business organization of Seller and to preserve the relationships of Seller with customers, suppliers and others having business relations with Seller.

     Section 5.6    Public Announcements.
                    --------------------

     None of Seller, Global or Buyer shall make, or permit any agent or Affiliate to make, any public statements, including any press releases, with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except as may be required by law or the regulations of the New York Stock Exchange (in which case the disclosing party shall, to the extent reasonably practicable, consult with the other party regarding the contents thereof).

     Section 5.7    No Implied Representation.
                    -------------------------

     IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NONE OF SELLER, GLOBAL OR BUYER IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT AND THE DEEDS CONVEYING, TRANSFERRING AND ASSIGNING THE

REAL PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN ANY OF THE OFFERING MEMORANDUM, MANAGEMENT PRESENTATIONS OR OTHER MATERIALS THAT HAVE BEEN PROVIDED TO BUYER ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF SELLER OR GLOBAL.

     Section 5.8    Construction of Certain Provisions.
                    ----------------------------------

     It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule or the Schedules or Exhibits hereto is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party hereto shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule or the Schedules or Exhibits hereto in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in the Disclosure Schedule or a Schedule or Exhibit hereto is or is not material for purposes of this Agreement.

     Section 5.9    Inventory.
                    ---------

     As of the Closing Date or such other date as may be agreed by Buyer and Seller, designees of Seller shall conduct, and Buyer shall have the right to observe, a physical inventory of the Inventory of the Business at all locations, the results of which shall be included in or used as a basis for the determination of Change in Adjusted Working Capital pursuant to Section 2.6.
                                                                -----------
Any dispute with respect to such Inventory shall be resolved in accordance with the procedures set forth in Section 2.6.
                            -----------

     Section 5.10   Bulk Transfer Compliance.
                    ------------------------

     Buyer hereby waives compliance with the provisions of any applicable Bulk Sales Act under the Uniform Commercial Code in effect in any jurisdiction (the "Bulk Sales Laws"), to the extent applicable to the transactions contemplated
 ---------------
hereby.

     Section 5.11   Assignment of Contracts.
                    -----------------------

     To the extent the assignment of any Contract, Lease, Permit, commitment or other asset to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or give rise to any right of acceleration or termination. If any such consent is not obtained prior to Closing, Global and Seller shall cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use their reasonable efforts to secure to Buyer the benefits thereof in some other manner, including enforcement of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise; provided, however, that
                                                       --------  -------
nothing herein shall relieve Seller of its obligations under Section 5.2.
                                                             -----------

     Section 5.12  Post-Closing Cooperation.
                   ------------------------

     (a) During the Access Period, Buyer shall maintain in a reasonably accessible location all books and records of the Business transferred by Seller pursuant to this Agreement. Buyer shall notify Seller prior to disposing of any such books and records after the Access Period has expired and, upon request made by Seller within sixty (60) days after receipt of such notice, Buyer shall deliver such books and records to Seller, at Seller's expense; provided,
                                                               --------
however, that Buyer's obligations under this Section 5.12(a) shall expire on the
-------                                      ---------------
date beginning sixty (60) days after Seller's receipt of such notice unless Seller has requested such books and records within such 60-day period.

     (b) In recognition of Seller's obligations with respect to the Excluded Liabilities, Seller's rights with respect to the Excluded Assets, Seller's right to review the Closing Date Pro Forma Balance Sheet and the other reasonable needs of Seller, Buyer shall, after the Closing: (i) afford the officers, employees and authorized agents and representatives of Seller access, during normal business hours, to the offices, properties, books and records of Buyer with respect to the Business and the Excluded Assets located in the Fixtures and Improvements after the Closing; (ii) furnish to the officers, employees and authorized agents and representatives of Seller such additional financial and other information regarding the Business for the period prior to the Closing as Buyer has in its possession and as Seller may from time to time reasonably request; (iii) furnish to the officers, employees and authorized agents and representatives of Seller such additional financial and other information regarding the Excluded Assets as Buyer has in its possession and as Seller may from time to time reasonably request; and (iv) make available, without expense to Seller the employees of Buyer whose assistance, testimony or presence is necessary to assist Seller in evaluation of and in defending any claims or litigation against Seller, including assuring the presence of such persons as witnesses in hearings or trials; provided, however, that Buyer shall be
                                 --------  -------
reimbursed for its reasonable out-of-pocket expenses incurred in connection with clauses (ii), (iii) and (iv) above.

     Section 5.13  Employees.
                   ---------
     (a)  General.
          -------

          (i) Effective on the Closing Date and except as otherwise set forth in the Disclosure Schedule, Buyer will hire all of Seller's salaried and non-bargaining unit hourly personnel employed in connection with the Business (the "Salaried/Non-Bargaining Unit Employees") who are actively at
                    --------------------------------------
     work immediately prior to the Closing Date and who report to work for Buyer on the first business day after the Closing Date, at a job and rate of pay (including commission structure) comparable to each such employee's job and pay immediately prior to the Closing Date, provided, however, that Buyer
                                                --------  -------
     shall not be obligated to hire any Salaried/Non Bargaining Unit Employee with the title of Vice President (or equivalent) or above, and Buyer will hire all of Seller's bargaining unit personnel employed in connection with the Business (the "Bargaining Unit Employees") who are actively at work
                        -------------------------
     immediately prior to the Closing Date and who report to work for Buyer on the first business day after the Closing Date subject to the terms and conditions of the Collective Bargaining Agreements applicable to those employees (collectively, Salaried/Non-Bargaining Unit Employees" and "Bargaining

     Unit Employees" are referred to as "Employees," and former employees of
                                         ---------
     Seller with respect to the Business and Salaried/Non-Bargaining Unit Employees and Bargaining Unit Employees who do not become employees of Buyer on the first business day after the Closing Date are referred to as "Former Employees"). Notwithstanding anything in this Section 5.13(a) to
      ----------------                                     ---------------
     the contrary, Buyer shall hire any Salaried/Non-Bargaining Unit Employee or Bargaining Unit Employee (other than an Employee with the title of Vice President or equivalent or above) who is on short-term medical leave or other leave of absence on the Closing Date (an "Inactive Employee") only if
                                                     -----------------
     such employee is able to and reports for work prior to the expiration of the leave period but not later than 90 days after the Closing Date, whichever first occurs. Inactive Employees shall be included as Former Employees unless and until they become Transferring Employees or Transferring Bargaining Unit Employees pursuant to the following sentence. Salaried/Non-Bargaining Unit Employees who are hired by Buyer and report to work for Buyer on the first business day after the Closing Date (or, if they are Inactive Employees on the Closing Date, not later than 90 days after the Closing Date) and perform services for Buyer are "Transferring
                                                                 ------------
     Employees." Bargaining Unit Employees who report to work for Buyer on the
     ---------
     first business day after the Closing Date (or, if they are Inactive Employees on the Closing Date, not later than 90 days after the Closing
     Date) and perform services for Buyer are "Transferring Bargaining Unit
                                               ----------------------------
     Employees." Except as provided above with respect to Inactive Employees,
     ---------
     Former Employees shall not be included in the definition of Transferring Employees or Transferring Bargaining Unit Employees hereunder. Subject to
     Section 5.13(b) (as to Salaried/Non-Bargaining Unit Employees) and Section
     ---------------                                                    -------
     5.13(c) (as to Bargaining Unit Employees), Buyer shall assume all
     -------
     employment-related obligations with respect to the Transferring Employees and Transferring Bargaining Unit Employees accruing on or after the Closing Date, and Seller shall retain all employment-related obligations with respect to Former Employees whenever incurred or accruing and with respect to Transferring Employees and Transferring Bargaining Unit Employees incurred, accruing or attributable to claims incurred or events occurring before the Closing Date, except to the extent such liabilities are reflected on the Closing Date Pro Forma Balance Sheet.

          (ii) For purposes of this Section 5.13 and unless otherwise expressly
                                    ------------
     provided herein:

               (A) "employment-related obligations" to be assumed by Buyer with respect to Transferring Employees and Transferring Bargaining Unit Employees shall include compensation for services performed for Buyer after the Closing Date (and related employment and withholding taxes) and unpaid compensation (and related employment and withholding taxes) for services performed for Seller for any payroll beginning on or before the Closing Date and ending after the Closing Date, any Buyer-sponsored employee welfare or pension benefit plan (as defined under ERISA Sections 3(l) and 3(2), respectively) covering the Transferring Employees and Transferring Bargaining Unit Employees with respect to claims incurred on or after the Closing Date, benefits accrued under any other unfunded employee benefit plan or arrangement of Buyer covering the Transferring Employees and Transferring Bargaining Unit Employees on or after the Closing Date, and payouts under Seller's "Goal Sharing" programs, provided, however, that the
                                                     --------  -------
     liability for amounts owed to Transferring Employees and

Transferring Bargaining Unit Employees under Seller's "Goal Sharing" program is reflected in the Closing Date Pro Forma Balance Sheet and Seller provides information satisfactory to Buyer regarding the calculations and individual target levels thereunder; and

            (B) "employment-related obligations" to be assumed by Buyer shall not include compensation (and related employment and withholding taxes) for services performed for Seller before the Closing Date (other than unpaid compensation (and related employment and withholding taxes) for services performed for Seller for any payroll beginning on or before the Closing Date and ending after Closing Date), Seller's obligation under any bonus retention program for selected Transferring Employees referred to in the Disclosure Schedule, benefits accrued or claims incurred under any Seller-sponsored employee welfare or pension plan (as defined under ERISA Sections 3(1) and 3(2), respectively) covering the Employees or Former Employees prior to or after the Closing Date or benefits accrued or claims incurred under any other employee benefit plan or arrangement of Seller covering the Employees or Former Employees prior to or after the Closing Date (except as otherwise provided in subsection
(i) with respect to Transferring Employees and Transferring Bargaining Unit Employees).

Notwithstanding anything set forth herein to the contrary, (i) Seller shall, and Buyer shall not, be responsible for any employment-related obligations with respect to any Inactive Employee who becomes a Transferring Employee for any period prior to the date such individual becomes a Transferring Employee or Transferring Bargaining Unit Employee, as the case may be, or with respect to Former Employees, (ii) Buyer shall have no obligation to continue the employment of any Transferring Employee or Transferring Bargaining Unit Employee for any definite period following the Closing Date, and (iii) Buyer shall not be precluded from altering, amending or terminating at any time any of its employee benefit plans, or the participation of any of its employees in such plans or any Seller plan that Buyer adopts in whole or in part at any time.

     (iii) In reliance on Buyer's agreement to offer to hire as of the Closing Date substantially all of the Employees, Seller has not given WARN notifications to any of the Business facilities. Buyer will have sole responsibility for any obligations or liabilities to the Employees under WARN for all locations and Buyer agrees to hold Seller harmless for same. Buyer's indemnification of Seller in this regard specifically includes any claim by such Employees for back pay, front pay, benefits, or compensatory or punitive damages, any claim by any governmental unit for penalties regarding any issue of prior notification (or any lack thereof) of any plant closing or mass layoff occurring on or after the Closing Date, as well as Seller's defense costs, including reasonable attorneys' fees, in defending any such claims.

     (iv) Seller represents and warrants that Section 5.13 of the Disclosure Schedule sets forth a true and correct list of all Employees, together with their respective job titles, continuous service dates and hourly rates or base salary, as appropriate, as of ten (10) days prior to the date of this Agreement, and will be updated to be true and correct as of ten (10) days prior to the Closing Date.

          (v) Seller and Global shall be jointly and severally responsible for the health care coverage of any Former or Inactive Employees as may be required by COBRA under affected Seller Welfare Plans. After the Closing Date, Seller and Global, jointly and severally, shall ensure that the option of continuing health care coverage under the Seller Welfare Plans is extended to the Employees to the extent required by COBRA. Buyer shall be responsible for providing health care continuation coverage as required by COBRA to any Transferring Employees and any Transferring Bargaining Unit Employees terminated by Buyer after the Closing Date.

     (b)  Salaried/Non-Bargaining Unit Employees.
          --------------------------------------

          (i) Transferring Employees will receive credit for Past Service (as defined below) in determining vacation entitlement under Buyer's vacation policy. "Past Service" means service with regard to the Business (x) as an
              ------------
     employee of Seller or Global and (y) as an employee of predecessor companies prior to the acquisition of the Business by Seller but only to the extent that such service is recognized by Seller for similar purposes on Seller's employment or payroll records immediately prior to the Closing Date. Buyer will give credit to Transferring Employees for earned but unused vacation and accrued vacation determined as of the Closing Date and an appropriate accrual therefor will be set forth on the Closing Date Pro Forma Balance Sheet.

          (ii)  Except as provided in Section 5.13(i), Transferring Employees
                                      ---------------
     shall be eligible for participation in retirement and other benefit arrangements or benefit plans of Buyer, including Buyer's applicable severance plans, as determined by Buyer in its sole discretion. Buyer will give credit for Past Service for purposes of (x) participation in and eligibility for benefits under the above-referenced plans or arrangements, and (y) determining vacation and severance benefits; provided, however,
                                                          --------  -------
     that subject to Section 5.13(c), Transferring Employees shall not be
                     ---------------
     credited for Past Service for purposes of any defined benefit plan of Buyer. Transferring Employees will also receive credit toward any deductible and co-payment obligation under Buyer's medical plans for such expenses incurred under Seller's corresponding plans during the plan year in which the Transferring Employees become eligible to participate in Buyer's medical plans.

          (iii) Except as provided in Section 5.13(i), Buyer assumes no
                                      ---------------
     obligations under medical and other welfare benefit plans sponsored by Seller, Global or any Affiliate thereof as defined in Section 3(l) of ERISA covering any Employee or Former Employee prior to or after the Closing Date ("Seller Welfare Plans"). Subject to the provisions of this Section 5.13,
       --------------------                                      ------------
     Transferring Employees shall be eligible to participate in Buyer's medical and other welfare plans, as defined in Section 3(1) of ERISA ("Buyer
                                                                    -----
     Welfare Plans"), in accordance with the terms of such plans. Buyer shall
     -------------
     not provide benefit coverage to an Employee or his or her dependents to the extent that such person has not become an employee of, and performed services for, Buyer. Buyer will waive any preexisting condition restrictions under the Buyer Welfare Plans with respect to Transferring Employees or their dependents. In particular, but without limitation, (x) claims for medical, hospital or other health care expenses incurred by Transferring Employees or their dependents on or after the Closing Date shall be covered under the Buyer Welfare Plans, subject to the limitations thereof (but in accordance with the terms of this Agreement), and claims for such expenses incurred by Transferring Employees or their dependents prior to the Closing Date shall be covered, subject to the limitations thereof (but in accordance with the terms of this Agreement), under Seller's Welfare Plans; (y) claims of Transferring Employees or their dependents for life insurance, accidental death and dismemberment and disability benefits with respect to death, disability or other injury occurring on or after the Closing Date shall be covered under Buyer's Welfare Plans; and (z) claims for such benefits with respect to death, disability or injury occurring prior to the Closing Date shall be covered under Seller's plans (as applicable). The amount and type of benefits payable in any case shall be determined in accordance with the terms of the applicable Welfare Plan.

          (iv) Buyer agrees to indemnify and hold Seller harmless from and against any and all claims for severance with respect to Transferring Employees arising out of Buyer's termination of a Transferring Employee after the Closing Date.

     (c)  Bargaining Unit Employees.
          -------------------------

          (i) Seller is a party to the Collective Bargaining Agreements. On and after the Closing Date, Buyer agrees to perform all rights, duties, and obligations imposed on an employer by the Collective Bargaining Agreements with respect to the performance of services by Transferring Bargaining Unit Employees on and after the Closing Date and by the Amana Refrigeration, Inc. Iowa Bargaining Unit Pension Plan (the "Pension Plan") in accordance
                                                  ------------
     with Section 5.13(c)(iii), but only if the applicable union agrees to the
          --------------------
     continued application of such agreements pursuant to their terms after the Closing Date. Seller agrees to indemnify and hold Buyer harmless from and against any claims made by any Transferring Bargaining Unit Employee or collective bargaining representative which arise out of or relate to the Collective Bargaining Agreements or the Pension Plan, which claims or events giving rise to such claims occurred prior to the Closing Date. Except as provided in Section 5.13(i), claims for medical, hospital, or
                           ---------------
     other health care expenses incurred on or after the Closing Date by Transferring Bargaining Unit Employees shall be covered under the Buyer Welfare Plans, subject to the limitations thereof (but in accordance with the terms of this Agreement) and claims for medical, hospital or other health care expenses incurred by such Transferring Bargaining Unit Employees or their dependents prior to the Closing Date shall be covered under the Seller Welfare Plans; and claims by Transferring Bargaining Unit Employees or their dependents for life insurance, accidental death and dismemberment and disability benefits with respect to death, disability or other injury occurring on or after the Closing Date shall be covered under the Buyer Welfare Plans, subject to the limitations thereof (but in accordance with the terms of this Agreement) and claims for such benefits with respect to death, disability or injury occurring prior to the Closing Date shall be covered under the Seller Welfare Plans. The amount and type of benefits payable in any case shall be determined in accordance with the terms of the applicable Welfare Plan.

          (ii) Buyer will give credit for Past Service to Transferring Bargaining Unit Employees for purposes of (x) participation in and eligibility for benefits under Buyer's Welfare Plans, and (y) determining vacation and severance benefits, provided, however, that except as provided in subsection (iii)(A) below, Transferring Bargaining Unit Employees shall not be credited for Past Service for purposes of any defined benefit plan of Buyer. Buyer will give credit to Transferring Bargaining Unit Employees for earned but unused vacation and accrued vacation determined as of the Closing Date and an appropriate accrual therefor will be set forth on the Closing Date Pro Forma Balance Sheet. Transferring Bargaining Unit Employees will also receive credit toward any deductible and co-payment obligation under Buyer's Welfare Plans for such expenses incurred under Seller's corresponding plans during the plan year in which Transferring Bargaining Unit Employees become eligible to participate in Buyer's Welfare Plans.

          (iii) (A) The parties shall take any and all necessary and advisable actions in order to cause sponsorship of the Pension Plan and its related trust (or other funding vehicle) to be transferred, effective as of the Closing Date, from Seller to Buyer, provided, that the applicable union agrees to the continued application of the Collective Bargaining Agreement pursuant to which the Pension Plan is maintained under its terms after the Closing Date.

                 (B) As soon as practicable after the Closing Date, Buyer shall designate an independent certified actuary ("Buyer's Actuary") to make a
                                                  ---------------
     calculation of the "accumulated benefit obligation" (the "ABO") of the
                                                               ---
     Pension Plan as of June 30, 2001 (the "Valuation Date") using the actuarial
                                            --------------
     methods and assumptions (including interest and discount rates) adopted by Seller for fiscal years beginning on January 1, 2001. Buyer shall deliver to Seller within thirty (30) days after the Closing Date (or as soon as practicable thereafter), a schedule of such calculations with respect to the Pension Plan. Seller shall have right to appoint an independent certified actuary ("Seller's Actuary") who shall review the ABO calculated
                         ----------------
     by Buyer's Actuary in this paragraph (B) and the methods and assumptions used in calculating such amount. Such amount and such methods and assumptions as certified by Buyer's Actuary shall be final, conclusive and binding on Seller and Buyer unless, within 60 days after the delivery of such certification by Buyer's Actuary to Seller's Actuary, together with such supporting information as Seller's Actuary may reasonably request, Seller's Actuary shall notify Buyer's Actuary of its disagreement with such amount or methods and assumptions. If any such disagreement is not resolved to the satisfaction of Seller and Buyer within sixty (60) days of Buyer's receipt of such notification (or within such longer period as Buyer and Seller shall mutually agree), either Seller or Buyer may elect to have the calculations submitted for resolution to a third independent actuary appointed mutually by Seller and Buyer, whose determination shall be made within sixty (60) days and shall be conclusive, final and binding. Each party shall bear the expenses of its own actuary and the expenses of the third actuary, if any, shall be shared equally by Buyer and Seller.

                 (C) To the extent that the ABO of the Pension Plan as determined hereunder exceeds the fair market value of the assets of the Pension Plan as of the Closing Date, Seller shall, within thirty (30) days after notice thereof from Buyer contribute to the Pension Plan the excess of the ABO of the Pension Plan over such fair market value, together with interest on such amount at a rate of interest per annum equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal
                                                       -----------------------
     for the period beginning on the Closing Date and ending on the date of such contribution.

     (d)  Retirement Plan Matters.
          -----------------------

          (i) Seller shall cause the trustee of the Goodman/Amana 401K Plan (the "Goodman 401K Plan") and the Amana Company, L.P. 401K Plan for
           -----------------
     Specified Hourly Employees, (the "Amana 401K Plan") (as applicable) to
                                       ---------------
     transfer the account balances (vested and unvested) of each Transferring Employee and Transferring Bargaining Unit Employee with an account balance under the Goodman 401K Plan and the Amana 401K Plan (as applicable) from the Goodman 401K Plan or the Amana 401K Plan (as applicable) to one or more new or existing defined contribution plans maintained or established by Buyer (the "Buyer's Savings Plan") as follows. As soon as practicable after
                 --------------------
     the Closing Date, but no later than one hundred twenty (120) days after the Closing Date, Seller shall cause the account of each Transferring Employee and Transferring Bargaining Unit Employee to be valued pursuant to the terms of the Goodman 401K Plan and the Amana 401K Plan (as applicable). As of such valuation date, assets equal in value to the amount credited each such Transferring Employee's and Transferring Bargaining Unit Employee's account under the Goodman 401K Plan and the Amana 401K Plan (as applicable) shall be transferred to the trust maintained under Buyer's Savings Plan. Such transferred assets shall be in cash (except shall also include any promissory notes evidencing outstanding loan balances of the Transferring Employees and Transferring Bargaining Unit Employee), and shall be in accordance with Section 414(l) of the Code. Prior to, and as a condition of, any transfer of assets each party shall provide the other with satisfactory evidence that its plan is qualified under Section 401(a) of the Code. The liability for contributions to the above-described plans on behalf of the Transferring Employees and Transferring Bargaining Unit Employees with respect to their contributions to or compensation under such plans through the Closing Date shall be accrued on the Closing Date Pro Forma Balance Sheet. As of the transfer date, Buyer's Savings Plan will be liable for the payment of benefits accrued by and transferred in respect of the Transferring Employees and Transferring Bargaining Unit Employee from the Goodman 401K Plan and the Amana 401K Plan; provided, however, that
                                                    --------  -------
     neither Buyer nor Buyer's Savings Plan assumes any liability for the valuation of the accounts of the Transferring Employees and Transferring Bargaining Unit Employee under the Goodman 401K Plan or the Amana 401K Plan.

          (ii) On or before December 31, 2001, Seller shall file and Global shall cause to have filed with the Internal Revenue Service a request for a determination letter from the Internal Revenue Service to the effect that the Amana 401K Plan and the Goodman 401K Plan are each a qualified plan within the meaning of section 401(a) of the Code and their related trusts are exempt from taxation under section 501(a) of the Code. Seller shall take and Global shall cause to have taken such further actions, including the execution of such further instruments and amendments, as required by the Internal Revenue Service in order to obtain such determination letter.

     (e)  Flexible Spending Accounts.  Buyer shall establish flexible spending
          --------------------------
accounts for medical and dependent care expenses under a new or existing plan established or maintained under Section 125 and Section 129 of the Code ("Buyer's FSA"), effective as of the Closing Date, for each Transferring
  -----------
Employee and Transferring Bargaining Unit Employee who, on or prior to the Closing Date, is a participant, and maintains a positive account balance, in a flexible spending account for medical or dependent care expenses under a plan maintained by Seller pursuant to Section 125 and Section 129 of the Code ("Seller's FSA"). Buyer shall credit, effective as of the Closing Date, the
       ------------
     applicable account of each such Transferring Employee and Transferring Bargaining Unit Employee under the Buyer FSA with an amount equal to the balance of each such Transferring Employee's and Transferring Bargaining Unit Employee's account under the Seller's FSA on the date immediately prior to the Closing Date; provided, however, that the aggregate amount credited by Buyer under the Buyer's FSA to all such Transferring Employees and Transferring Bargaining Unit Employees pursuant to this sentence is accrued on the Closing Date Pro Forma Balance Sheet. Buyer and Seller intend that the actions to be taken pursuant to this subsection (e) be treated as an assumption by Buyer of that portion of the Seller's FSA and the elections made thereunder attributable to Transferring Employees and Transferring Bargaining Unit Employees.

          (f)  Cooperation. Seller and Buyer shall cooperate and provide such
               -----------
     information as may reasonably be necessary with respect to each of the actions contemplated in this Section 5.13, including the procurement of any
                                  ------------
     required government approvals. Seller and Buyer shall also cooperate to provide a means of continuing the repayment of outstanding loans of Transferring Employees from the Goodman 401K Plan for the period of time commencing after the Closing Date and ending on the date of the transfer of assets described in Section 5.13(d).
                         ---------------

          (g)  Obligations. It is intended by the parties that the
               -----------
     responsibilities, liabilities, and covenants assumed or agreed to by Buyer pursuant to this Section 5.13 shall also bind any Affiliate of Buyer to
                      ------------
     which all or any portion of the Business is transferred, and Buyer agrees to cause any such Affiliate to observe the provisions and covenants of this
     Section 5.13.
     ------------

          (h)  Reporting Requirements. Seller and Buyer hereby agree to utilize
               ----------------------
     the "Alternate Procedure" set forth in Revenue Procedure 96-60, 1996-2 C.B. 399, or a corresponding future revenue procedure or other administrative pronouncement, with regard to the reporting requirements attributable to wages paid or to be paid to Transferring Employees and Transferring Bargaining Unit Employees.

          (i)  Interim Welfare Coverage. Seller, Global and Buyer acknowledge
               ------------------------
     that Seller and Global will offer Transferring Employees and Transferring Bargaining Unit Employees extended health coverage under Seller's or Global's health plans as required by COBRA. Seller shall also use its best efforts in cooperating with Buyer in causing the insurance carriers and third party administrators of Seller's accidental death and dismemberment and life insurance plans to provide Transferring Employees and Transferring Bargaining Unit Employees extended coverage under Seller's accidental death and dismemberment and life insurance plans until such time as Buyer's accidental death and dismemberment and life insurance plans are effective. Buyer agrees that Buyer's health, accidental death and dismemberment and life insurance plans covering Transferring Employees and Transferring Bargaining Unit Employees will be effective no later than one hundred twenty (120) days following the Closing Date and that it will indemnify and hold Seller, Global and their respective health, accidental death and dismemberment and life insurance plans harmless from any liability for expenses which would have been covered by Buyer's health, accidental death and dismemberment and life insurance plans had they been implemented as of the Closing Date. The amount of indemnifiable health, accidental death and dismemberment and life insurance expenses will equal the sum of (i) the amount actually paid by Seller's or Global's plans (as applicable) between the Closing Date and the effective date of the applicable Buyer plan, less (ii) any contributions actually paid by Buyer (or the Transferring Employees and the Transferring Bargaining Unit Employees) after the Closing Date, provided that Seller shall not refund any such contributions if the amount in clause (ii) exceeds the amount in clause (i). Seller and Global agree that, if requested by Buyer, Seller and Global shall use their best efforts to assist Buyer during such 120-day period in the transition from Seller to Buyer of providing health, accidental death and dismemberment and life insurance coverage to Transferring Employees and Transferring Bargaining Unit Employees for the period extending beyond such 120-day period.

     (j)  No Third Party Rights. No Transferring Employee or Transferring
          ---------------------
Bargaining Unit Employee or other Former Employee or Employee of Seller including any beneficiary or dependent thereof, or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

     (k)  Costs. Except as otherwise provided in this Section 5.13, where this
          -----                                       ------------
Section 5.13 requires a party to take any action or perform any task, the party
------------
obligated to take such action or perform such task shall be responsible for all fees, costs and other expenses incurred for, and related to, such actions or tasks.

     Section 5.14  Right to Update.
                   ---------------

     From time to time prior to the Closing, Seller shall have the right (but not any obligation) to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth in the Disclosure Schedule. No such update or amendment shall be considered or given effect for purposes of determining the satisfaction of the conditions set forth in Article VI or the
                                                            ----------
right to terminate and the effect of termination in Article VIII but, if the
                                                    ------------
transactions contemplated hereunder are consummated, the Disclosure Schedule (as so updated or amended) shall be used for purposes of determining whether the Buyer Indemnified Parties are entitled to indemnification under Section
                                                                -------
7.2(a)(ii).
----------

     Section 5.15  Tax Matters.
                   -----------

     (a)  Except as provided in Section 2.9 and Section 5.15(f), Seller shall
                                -----------     ---------------
be liable for and pay, and pursuant to Article VII, Seller Group shall indemnify
                                       -----------
and hold harmless each Buyer Indemnified Party against all Taxes (including any amounts owed by a Buyer Indemnified Party relating to Taxes pursuant to a contract or otherwise) applicable to the Business, the Purchased Assets and the Assumed Liabilities, in each case attributable to taxable years or periods ending on or prior to the Closing Date and, with respect to any Overlap Period, the portion of such Overlap Period ending on and including the Closing Date. Buyer shall be liable for and pay, and pursuant to Article VII shall indemnify
                                                   -----------
and hold harmless each Seller Indemnified Party against, all Taxes applicable to the Business, the Purchased Assets and the Assumed Liabilities that are attributable to taxable years or periods beginning after the Closing Date and, with respect to any Overlap Period, the portion of such Overlap Period beginning after the Closing Date; provided, however, that Buyer shall not be liable for or
                        --------  -------
pay, and shall not indemnify and hold harmless any Seller Indemnified Party against any Taxes for which Seller is liable under this Agreement. For purposes of this Section 5.15, but except as otherwise provided in Section 5.15(e) and
        ------------                                      ---------------
Section
-------

     5.15(f), any Overlap Period shall be treated on a "closing of the books"
     -------
     basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Taxes imposed on a periodic basis shall be allocated on a daily basis.



          (b) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this
     Section 5.15 without regard to the aggregate indemnification limitations
     ------------
     set forth in Section 7.2(f). Within a reasonable time prior to the payment
                  --------------
     of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

          (c)  Seller shall be liable for and pay, and pursuant to Article VII,
                                                                   -----------
     shall indemnify and hold harmless the Buyer Indemnified Parties from and against (i) all Taxes imposed on AFSI pursuant to Treas. Reg. (S) 1.1502-6 or similar provisions of state, local or foreign law, (ii) all Taxes imposed on AFSI, or for which AFSI may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Overlap Period, that portion of such Overlap Period that ends on and includes the Closing Date.

          (d)  Buyer shall be liable for and pay, and pursuant to Article VII
                                                                  -----------
     shall indemnify and hold harmless Seller Indemnified Parties from and against, all Taxes imposed on AFSI for any taxable year or period that begins after the Closing Date and, with respect to any Overlap Period, that portion of such Overlap Period that begins after the Closing Date.

          (e)  Notwithstanding anything to the contrary in Section 5.15(c) and
                                                           ---------------
     Section 5.15(d), Seller Group and Buyer shall be liable for and, pursuant
     ---------------
     to Article VII, shall indemnify and hold harmless Buyer Indemnified Parties
        -----------
     and Seller Indemnified Parties, respectively, for any Taxes that arise from and relate solely to AFSI's distributive share of Amana Finance's taxable income for the Overlap Period. For purposes of this Section 5.15(e), AFSI's
                                                         ---------------
     distributive share of Amana Finance's taxable income for the Overlap Period shall be prorated between Seller and Buyer on a daily basis except to the extent such distributive share relates to transactions or events occurring outside the ordinary course of Amana Finance's operations ("Extraordinary
                                                                 -------------
     Distributive Item"), in which case such Extraordinary Distributive Item(s)
     -----------------
     shall be treated as being allocated to AFSI on the day(s) the related transaction or event occurs, and then allocated to either Seller or Buyer, as the case may be, on a "closing of the books basis" pursuant to Section
                                                                       -------
     5.15(a).
     -------

          (f) Notwithstanding anything herein to the contrary, the Closing Date Pro Forma Balance Sheet shall include an accrual (as a current liability) for, and Seller shall have no further liability for, (x) employment Taxes attributable to that portion of any Overlap Period (prorated on a daily basis) ending on the Closing Date, and (y) any unpaid real and personal property Taxes attributable to any taxable period that begins before but Taxes with respect to which are not payable until after the Closing Date (prorated, in the case of Overlap Periods, on a daily basis); provided,
                                                                   --------
     however, that such real and personal property taxes for any such taxable
     -------
     period, to the extent not known as of the Closing Date, shall be deemed (and, for purposes of successive taxable periods for which this Section
                                                                     -------
     5.15(f) relates, shall be treated as if such Taxes are known as of the
     -------
     Closing Date) to equal 105 percent of the amount of Seller's real property or personal property Taxes, as the case may be, for the most recent taxable period for which real and personal property Taxes are known as of the Closing Date, and that such deemed real or personal property Taxes for such taxable period shall be reasonably adjusted for any acquisitions or dispositions of property occurring after the close of the most recently applicable taxable period.

          (g) Prior to the Closing, Seller will: (i) file or cause to be filed all Tax returns required by governmental agencies due on or before the Closing Date (or timely obtain extensions with respect thereto), and (ii) fully pay or cause to be paid in a timely manner all Taxes required to be paid by it, except such Taxes as are being contested in good faith and are reflected in the Disclosure Schedule, upon or against the Purchased Assets so that no lien for Taxes (other than liens assumed by Buyer hereunder) shall attach to the Purchased Assets.

          (h) After the Closing Date, and upon reasonable written request of the other party, Seller and Buyer will provide each other with such cooperation and information as such parties reasonably may request in filing any Tax return, amended Tax return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities, but in no event shall the parties be required to disclose to each other any information relating to their business operations other than the operation of the Business prior to the Closing Date. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Any information provided or obtained under this Section
                                                                         -------
     5.15 shall be kept confidential, except as may otherwise be necessary in
     ----
     connection with the filing of returns or claims for refund or in conducting an audit or other Tax proceeding. In the event of any contest with a taxing authority regarding property Taxes relating to the Purchased Assets for any tax or assessment period which is subject to proration under Section 2.9,
                                                                  -----------
     Buyer shall have the right to control the contest and reasonable out-of-pocket expenses with respect to such contest shall be borne by Buyer.

          (i) Each party shall provide the other with the requisite information reasonably requested by the other party to allow the preparation of any federal, foreign, state and local income tax returns for the period prior to and including the Closing Date. Such information shall be provided, in the tax information reporting format customarily used by Seller, on or before sixty (60) days, to the extent reasonably practicable, after the Closing Date.

          (j) The parties shall promptly notify each other in writing upon receipt of notice of any pending or threatened Tax audits or assessments relating to the Purchased Assets or to any member of Seller's or Buyer's Affiliated Group (as defined in Section 1504 of the Code) in each case for periods prior to the Closing or for Overlap Periods.

          (k) Buyer shall timely file all sales and use Tax or other such Tax returns for any Overlap Period and for periods ending on or prior to the Closing Date where the due date for such returns is a date after the Closing Date, and Buyer shall pay the Taxes shown as due on any such returns. To the extent such returns are filed on behalf of Seller, all such returns shall be clearly designated as "Final Return". Seller shall pay to the Buyer Seller's share of any such Taxes (to the extent not already paid by Seller or by the partners of Seller) due pursuant to the filing of any such Tax returns under the provisions of this subsection within thirty (30) business days of receipt of notice of such filing and payment by Buyer, which notice shall set forth in reasonable detail the calculations determining Seller's share of such Taxes. However, prior to filing such returns, Buyer will provide Seller the opportunity to review any Tax returns that it files after the Closing Date for which Seller is liable for any portion of Tax due on such returns.

     Section 5.16  Agreement Not to Compete.
                   ------------------------

     (a)  Except as provided in Section 5.16(d), for a period of seven (7) years
                                ---------------
following the Closing Date, neither Seller nor Global shall, and Global shall not permit or suffer any of its current or future Affiliates to, own or operate any major appliance manufacturing business that would compete with the Business or Buyer anywhere in the world.

     (b)  For the purposes of this Section 5.16, "major appliance manufacturing
                                   -----------
business" does not include any type of activity other than the Business in which Global or any of its Affiliates currently engages, such as the HVAC Business (all material business of Global or any of its Affiliates being listed on
Section 5.16 of the Disclosure Schedule.
------------

     (c) Notwithstanding the foregoing, Global may acquire all or a portion of the stock or assets of another entity involved in the major appliance manufacturing business, so long as the assets or sales of the major appliance manufacturing business do not constitute more than 20% of the assets or sales of such other entity (as reflected in its most recent annual financial statements).

     (d) In the event of breach of Seller's and Global's covenant as set forth above, it is understood and agreed that Buyer shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity available to Buyer. If a court of competent jurisdiction should declare this covenant unenforceable, in whole or in part, due to any unreasonable restriction of duration and/or geographical area, then Buyer, Seller and Global hereby acknowledge and agree that such a court of law or equity shall have the express authority of the parties to this Agreement to reform this covenant to a reasonable restriction and/or to grant Buyer any and all other relief, at law or in equity, reasonably necessary to protect the interests of Buyer. Seller and Global expressly covenant and acknowledge that Seller and Global consider this restrictive covenant reasonable.

     Section 5.17  Commitments for Title Insurance.
                   -------------------------------

     Seller shall cause to be delivered to Buyer not more than thirty days after the date of this Agreement, a Title Commitment and Survey with respect to each parcel of Real Property, each of which shall contain all items, coverages and endorsements specified in the definitions of such terms set forth above in this Agreement. Each such Title Commitment and Survey shall be updated by Seller to a date that is no earlier than twenty (20) business days prior to the Closing Date, and no later than ten (10) business days prior to the Closing Date, and Seller shall cause all such updated Surveys and Title Commitments to be delivered to Buyer no later than ten (10) business days prior to the Closing Date. Within five (5) business days after Buyer learns of the same (but not later than the Closing Date (as the same may be extended pursuant to the express provisions of this Agreement)), Buyer shall have the right to notify ("Title
                                                                       -----
Objection Notice") Seller of its objection to title exceptions and/or survey
----------------
matters which: (i) arise after the execution
     date of this Agreement but prior to the Closing Date, (ii) do not constitute Permitted Exceptions and (iii) adversely affect the use and operation of the property (collectively "valid title/survey objections").
                                              -----------------------------
     Upon receipt of any such Title Objection Notice from Buyer, Seller shall have the right, but not the obligation, to cure the valid title/survey objection(s) and to adjourn the Closing to a date specified by Seller upon five (5) days' notice to Buyer but not beyond the date which is thirty (30) days after the then scheduled Closing Date ("Adjourned Date"), provided,
                                                  --------------
     Seller shall have an affirmative obligation to cure any valid title/survey objection which can be cured with the payment of money, not to exceed $250,000.00. Seller shall promptly, but in no event later than five (5) days after Seller's receipt of a Title Objection Notice, notify Buyer in writing of Seller's election to cure (and, as applicable, to adjourn the Closing) or not to cure such valid title/survey objection(s). If Seller elects to adjourn the Closing and cures the valid title/survey objections on or before the Adjourned Date, then (subject to satisfaction or waiver of the conditions contained in Article VI) the Closing shall occur on such
                                 ----------
     Adjourned Date specified by Seller in accordance with the provisions of this Agreement without any reduction in or abatement of the Purchase Price to Seller. It is acknowledged and agreed that Seller shall be deemed to have cured a valid title/survey objection if Seller obtains the commitment of the Title Company to insure or endorse over such valid title/survey objection and pays all premiums for such insurance or endorsement over the valid title/survey objection (to the extent charged by the Title Company). If Seller (I) fails to notify Buyer in writing of Seller's election to cure or not to cure any valid title/survey objection within the time prescribed above, (II) fails to cure a valid title/survey objection which Seller has elected to cure on or before the later of the Closing Date and the Adjourned Date, or (III) elects by notice at any time not to cure any valid title/survey objection, then Buyer shall have the right to either (i) in the event such valid title/survey objection has a material and adverse affect of the use and operation of such property, terminate this Agreement by written notice delivered to Seller or (ii) complete the transactions contemplated hereby in accordance with this Agreement without reduction in or abatement of the Purchase Price to Seller; provided, however, that this
                                                   --------  -------
     shall not relieve Buyer of any of its obligations hereunder. At Closing, Seller shall cause the Title Company to issue the Title Policies (including all coverages and endorsements required under this Agreement) to Buyer.

          Section 5.18  Change in Entity Names.
                        ----------------------

          Seller and Global agree to (i) promptly after the Closing Date change Seller's and Holding's and Former Owner's names to names that do not include the word "Amana" or any variation thereof and (ii) as soon as reasonably practicable after the Closing Date, discontinue, and cause their respective Affiliates to discontinue, all use of the word "Amana" except as specifically permitted in the Trademark License Agreement.

          Section 5.19  Collection of Receivables.
                        -------------------------

          (a) From and after the Closing Date, Buyer shall use its best efforts to collect the accounts and notes receivable reflected in the Closing Date Pro Forma Balance Sheet (the "Closing Date Receivables") generally in
                                   ------------------------
     accordance with the billing and collection practices presently applied by the Business in the collection of its accounts and notes receivable, except that with respect to any particular Closing Date Receivable, Buyer shall be under no obligation to commence or not to commence litigation to effect collection and may make any adjustment, concession or settlement which in the good faith judgment of Buyer is commercially reasonable.

In connection with the collections by Buyer, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor, except for those invoices which are subject to a dispute to the extent of such dispute.

     (b) Buyer shall, on or before the tenth business day of each calendar month commencing with the second complete calendar month following the Closing Date, deliver to Seller a written report ("Collection Report") of the following
                                           -----------------
information with respect to the Closing Date Receivables:

          (i) the aggregate amount of the Closing Date Receivables (and the number of accounts comprising such Closing Date Receivables); and

          (ii) the aggregate amount of cash collections of the Closing Date Receivables during the period from the Closing Date through the date of the Collection Report.

     (c) If, after giving effect to all adjustments, concessions and settlements made and collection fees incurred (in each case in accordance with
Section 5.19(a)), Buyer has not collected, within 120 days after the Closing
----------------
Date, an amount equal to the excess of the Closing Date Receivables over the allowance for doubtful accounts shown on the Closing Date Pro Forma Balance Sheet (such excess being referred to herein as the "Net Amount of Receivables"),
                                                    -------------------------
then Buyer shall have the right to require Seller to pay Buyer an amount (the "Uncollected Receivables Amount") equal to (i) the Net Amount of Receivables
 ------------------------------
minus (ii) the amount collected in cash (after giving effect to the items set
-----
forth above) by Buyer during such 120 day period in respect of the Closing Date Receivables; provided that Seller shall be required to pay Buyer the Uncollected
             --------
Receivables Amount only to the extent that the aggregate amount of Buyer Indemnifiable Losses as of the date of payment exceeds the General Basket Amount; and provided, further, that concurrently with the payment by Seller of
            --------  -------
such amount, Buyer shall reassign to Seller all such uncollected Closing Date Receivables.

     (d) If, after the Closing Date, Seller shall receive any remittance from any account debtors with respect to the Closing Date Receivables (excluding any Closing Date Receivable reassigned to Seller), Seller shall endorse such remittance to the order of Buyer and forward it to Buyer promptly following receipt thereof, and any such amounts shall be deemed to have been collected by Buyer for purposes of this Section 5.19.
                           ------------

     (e) If Buyer shall receive any remittance from or on behalf of any account debtor with respect to any Closing Date Receivable after such Closing Date Receivable has been reassigned to Seller, Buyer shall endorse such remittance to the order of Seller and forward it to Seller promptly following receipt thereof.

     Section 5.20   Registration of the Maytag Shares.  Buyer shall:
                    ---------------------------------

     (a) Prepare and file with the SEC a registration statement on Form S-3 (or any successor form) (the "Registration Statement") covering the resale by the
                          ----------------------
Shareholders, from time to time, of the Maytag Shares and use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the Closing Date;

     (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement effective
 ----------
until the earlier of (i) the first anniversary of the Closing Date or (ii) the date on which all of the Maytag Shares have been sold under the Registration Statement;

     (c) Furnish to the Shareholders with respect to the Maytag Shares registered under the Registration Statement such reasonable number of copies of Prospectuses, including any supplements and amendments thereto, promptly following the effectiveness of such Registration Statement in order to facilitate the sale of Maytag Shares under the Registration Statement;

     (d) Immediately notify each Shareholder of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

     (e) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (f) As soon as practicable, notify each Shareholder of the existence of any fact which results in the Registration Statement, any amendment or post-effective amendment thereto, the Prospectus, any prospectus supplement, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading and shall (except during a Black-out Period) prepare a supplement or post-effective amendment to such Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Maytag Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided that this clause (f) shall in no way limit Buyer's right to suspend the right of the Shareholders to effect sales under the Registration Statement during any Black-out Period as specified in Section 5.21(b); and

     (g) Bear all reasonable out-of-pocket expenses in connection with the procedures in paragraphs (a) through (f) of this Section 5.20 and the
                                                 ------------
registration of the Maytag Shares pursuant to the Registration Statement, other than brokerage fees and commissions incurred by the Shareholders, if any.

     SECTION 5.21   Resales by Shareholders.
                    -----------------------

     (a) Seller agrees, and will cause each Permitted Transferee to agree, that it will comply with the requirement under the Securities Act of delivering a current Prospectus in connection with any sale of Maytag Shares made under the Registration Statement.

     (b) Seller acknowledges, and will cause each Permitted Transferee to acknowledge, that there may occasionally be times when Buyer must suspend the right of the Shareholders to effect sales of the Maytag Shares through use of the Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Buyer and declared effective by the SEC, or until such time as Buyer has filed an appropriate report with the SEC pursuant to the Exchange Act (each, a "Black-out Period");
                                                           ----------------
provided Buyer agrees that it will not declare a Black-out Period during the
--------
first ten business days after the Closing Date and provided, further, that any
                                                   --------  -------
such Black-out Period shall not exceed 60 days. Seller hereby covenants, and will cause each Permitted Transferee to covenant, that it will not sell any Maytag Shares pursuant to the Prospectus during the period commencing at the time at which Buyer gives such Shareholder notice of the beginning of a Black-out Period and ending at the time Buyer gives such Shareholder notice that it may thereafter effect sales pursuant to the Prospectus.

     (c) Following the first ten business days after the Closing Date, Seller shall notify, and shall cause each Permitted Transferee to notify, Buyer at least two business days prior to the date on which it intends to commence effecting any resales of Maytag Shares under a Registration Statement and if Buyer does not, within such two day period, advise such Shareholder of the existence of any facts of the type referred to in Section 5.20(f) above, then
                                                  ---------------
Buyer shall be deemed to have represented to such Shareholder that no such facts then exist and such Shareholders may rely on such representation in making such sales.

     (d) Seller will furnish, and shall cause each Permitted Transferee to furnish, to Buyer such information regarding it and its proposed plan of distribution as shall be requested by Buyer in connection with the preparation of the Registration Statement and will promptly notify Buyer of any changes in such information.

     (e) Buyer and Seller hereby agree, and Seller shall cause each Permitted Transferee to agree, from and after the Closing to indemnify one another with respect to the resale of Maytag Shares pursuant to the provisions set forth in Exhibit B.
---------

     (f) Seller will notify, and shall cause each Permitted Transferee to notify, Buyer when all of the Maytag Shares have been sold pursuant to the Registration Statement.

                                   ARTICLE VI
                                    CLOSING
                                    -------

     Section 6.1    Time and Place of Closing.
                    -------------------------

     The Closing (the "Closing") of the transactions contemplated by this
                       -------
Agreement will be held on the last business day of the month in which the latter of the following two events occurs: (i) the termination of the waiting periods under the HSR Act, or (ii) the fulfillment or waiver of the conditions set forth in Sections 6.2 and 6.3, at such time and place as the parties shall agree, or
   ------------     ---
on such other date, and at such time and place, as the parties may agree. It is understood that the Closing shall be deemed to take place effective as of the close of business local time at the place of the Closing, regardless of the time at which the Closing actually occurs on the Closing Date.

     Section 6.2    Conditions to Buyer's and Maytag Worldwide's Obligations.
                    --------------------------------------------------------

     The obligations of Buyer and Maytag Worldwide to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Buyer may, in its absolute discretion and to the extent legally permissible, waive any one or more thereof in whole or in part:

     (a)  Representations, Warranties and Covenants of Seller and Global. The
          --------------------------------------------------------------
representations and warranties of Seller and Global in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller and Global to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

     (b)  No Changes or Destruction of Property. Between the date hereof and the
          -------------------------------------
Closing Date, there shall have been (a) no Material Adverse Effect; and (b) no material damage to the Purchased Assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage.

     (c)  Filings; Consents; Waiting Periods. All registrations, filings,
          ----------------------------------
applications, notices, covenants, consents, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Seller with any governmental bodies shall have been filed, made or obtained and copies thereof shall have been delivered to Buyer, and all waiting periods applicable under the HSR Act shall have expired or been terminated.


     (d)  No Injunction.  At the Closing Date, there shall be no injunction,
          -------------
restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.

     (e)  Absence of Litigation.  (i) No claim, action, suit, arbitration,
          ---------------------
investigation, inquiry or other proceeding by any United States federal or state governmental, regulatory or administrative agency or authority or any other person shall be pending on the Closing Date; and (ii) prior to the Closing Date, no party to this Agreement shall have been advised by any United States federal or state governmental, regulatory or administrative agency or authority (which advisory has not been officially withdrawn by such agency or authority on or prior to the Closing Date) that such agency or authority is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation, which, in the case of (i) or (ii) above, seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of Buyer to continue the Business as presently conducted with the Purchased Assets or to require the divestiture by Buyer of any of the Purchased Assets or any assets of Buyer or any of its Affiliates.

     (f)  Necessary Consents.  Seller shall have received consents, in form and
          ------------------
substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all Contracts, Leases, and Permits to which Seller or Former Owner is a party or by which Seller or Former Owner or any of the Purchased Assets is affected and which are specified in Schedule 6.2(f).
                                                            ---------------

     (g)  Deliveries by Seller and/or Global.  Seller and/or Global shall have
          ----------------------------------
delivered or shall have caused to be delivered to Buyer:

          (i) true and correct copies of (x) the partnership formation agreements of Seller, certified as of the Closing Date by the Secretary or any Assistant Secretary of Holding, (y) the charter documents of Global, certified by the Secretary of State of the State of Texas as of a date within five (5) business days preceding the Closing Date and (z) the bylaws of Global, certified as of the Closing Date by the Secretary or any Assistant Secretary of Global;

          (ii) good standing certificates relating to Seller from the states of Texas and all other states in which the Real Property or material Leased Property is located;

          (iii) resolutions of the Board of Directors of Holding, as the sole general partner of Seller, authorizing the execution and delivery of this Agreement on behalf of Seller and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Holding;

          (iv) resolutions of the Board of Directors of Global, authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Global;

          (v) a Secretary's Certificate attesting to the incumbency of the officers of Holding executing this Agreement and the other certificates and agreements delivered at the Closing on behalf of Seller;

          (vi) a Secretary's Certificate attesting to the incumbency of the officers of Global executing this Agreement and the other certificates and agreements delivered at the Closing;

          (vii) an Officer's Certificate from Holding, on behalf of Seller, attesting to the matters set forth in Sections 6.2(a) and (b);
                                           ---------------     ---

          (viii) an Officer's Certificate from Global attesting to the matters set forth in Sections 6.2(a) and (b);
                  ---------------     ---

          (ix) limited warranty deeds sufficient to transfer and convey title to the Real Property consistent with Section 2.10 and the representations
                                          ------------
     and warranties regarding the Real Property set forth herein;


          (x) such other assignments, bills of sale, certificates of title and instruments of transfer, all in form reasonably satisfactory to Buyer, as are necessary to convey fully and effectively to Buyer and Maytag Worldwide the Business and the Purchased Assets in accordance with the terms hereof;

          (xi) an affidavit executed on behalf of Seller, in form reasonably satisfactory to Buyer, to evidence that Buyer will not be required to withhold any tax and that no withholding liability exists as of the Closing under Section 1445 of the Code (and the implementing regulations), which affidavit shall state that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code), Seller's employer identification number, and Seller's office address, plus such other statements as Buyer shall reasonably request;

          (xii) the Title Policies in the form required hereby (including all endorsements and coverages provided for herein), and any documents or instruments required by the Title Company to issue the Title Policies;

          (xiii) such customary affidavits and agreements as are required by the Title Company in connection with the deletion of the standard exceptions from the Title Policies;

          (xiv) a counterpart of the AsureCare Agreement, duly executed by Global;

          (xv) a counterpart of the Interim Services Agreement, duly executed by Global;

          (xvi) a counterpart of the Trademark License Agreement, duly executed by Global; and

          (xvii) such other and further certificates, assurances and documents as may reasonably be required by Buyer in connection with the consummation of the transactions contemplated hereby.

     Section 6.3 Conditions to Seller's Obligations.
                 ----------------------------------
     The obligations of Seller to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Seller may, in its absolute discretion and to the extent legally permissible, waive any one or more thereof in whole or in part:

     (a)  Representations, Warranties and Covenants of Buyer. The
          --------------------------------------------------
representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer and Maytag Worldwide to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

     (b)  Filings; Consents; Waiting Periods.  All registrations, filings,
          ----------------------------------
applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Buyer with any governmental bodies shall have been filed, made or obtained and copies thereof shall have been delivered to Seller, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

     (c)  No Injunction.  At the Closing Date, there shall be no injunction,
          -------------
restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.

     (d)  Effectiveness of Registration Statement.  The SEC shall have informed
          ---------------------------------------
Seller of its willingness to declare the Registration Statement effective.

     (e)  Listing of Maytag Shares. The Maytag Shares shall have been listed or
          ------------------------
authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

     (f)  Deliveries by Buyer. Buyer shall have delivered or shall have caused
          -------------------
to be delivered to Seller:

          (i) true and correct copies of the charter documents of Buyer, certified by the Secretary of State of the State of Delaware as of a date within five (5) business days preceding the Closing Date, and true and correct copies of the bylaws of Buyer, certified as of the Closing Date by the Secretary or any Assistant Secretary of Buyer, respectively;

          (ii) good standing certificate relating to Buyer from the State of Delaware;

          (iii) resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or any Assistant Secretary of Buyer;

          (iv) a Secretary's Certificate attesting to the incumbency of the officers of Buyer executing this Agreement and the other certificates and agreements delivered by Buyer at the Closing;

          (v) an Officer's Certificate from Buyer attesting to the matters set forth in Section 6.3(a);
                  --------------

          (vi) instruments executed by Buyer, in form and substance reasonably satisfactory to Seller, pursuant to which Buyer assumes the Assumed Liabilities;

          (vii)  immediately available funds in the amount contemplated by
     Section 2.5 to be delivered at Closing;
     -----------

          (viii) one or more certificates representing the Maytag Shares, registered in the name of Seller;

          (ix) validly executed sales/use tax exemption/resale certificates for the Inventory;

          (x) a counterpart of the AsureCare Agreement, duly executed by Buyer;

          (xi) a counterpart of the Interim Services Agreement, duly executed by Buyer;

          (xii) a counterpart of the Trademark License Agreement, duly executed by Buyer; and

          (xiii) such other and further certificates, assurances and documents as may reasonably be required by Seller in connection with the consummation of the transactions contemplated hereby.

                                  ARTICLE VII
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

     Section 7.1  Survival.
                  --------
     Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect for a period of twelve (12) months after the Closing Date, and the covenants and agreements shall survive the Closing and shall remain in full force and effect until fully performed; provided, however, (a) the representations and warranties set forth
           --------  -------
in Section 3.3 shall expire on the sixth anniversary of the Closing Date; and
   -----------
(b) the representations and warranties set forth in Section 3.1(a), Section
                                                    --------------  -------
3.1(c), Section 3.1(d), Section 3.1(e), Section 3.4(a), Section 3.4(d), Section
------  --------------  --------------  --------------  --------------  -------
3.13 and Section 4.1 shall survive for the maximum period allowed by law; and
----     -----------
(c) the covenants contained in Section 5.12 shall survive for the Access Period.
                               ------------

     Section 7.2  Indemnification.
                  ---------------
     (a)  Indemnification by Seller Group.  Seller Group hereby agrees to
          -------------------------------
indemnify and hold Buyer, Buyer's Affiliates (including Maytag Worldwide) and their respective officers, directors and employees (collectively, "Buyer
                                                                   -----
Indemnified Parties") harmless from any and all Indemnifiable Damages which any
-------------------
such person or entity may suffer or incur by reason of:

          (i) the breach of any of the covenants or agreements made by Seller or Global in this Agreement or any of the other agreements or certificates delivered by Seller or Global pursuant hereto;

          (ii) from and after the Closing,

               (A) the breach or inaccuracy of any of the representations and warranties of Seller and Global contained in this Agreement (other than
     Section 3.3, which is governed by Section 7.3) or any of the other
     -----------                       -----------
     agreements or certificates delivered by Seller or Global pursuant hereto;

               (B) any failure of Seller or Global to obtain prior to the Closing any consent set forth in Schedule 6.2(f) or any consent related to
                                      ---------------
     the Bifurcation Agreement;

               (C) the failure of Seller or Global to comply with any applicable bulk sales law, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities;

               (D)  any Excluded Liabilities; and

               (E) any Product Liability Claims or Product Warranty Claims otherwise covered by Section 7.2(b)(ii)(E) and (F) and for which there has
                          -----------------------------
     been a Third Party Claim made or Claim Notice given within eighteen (18) months after the Closing Date, but only to the extent that the total amount of Indemnifiable Damages resulting therefrom exceeds (1) the amount reserved therefor on the Closing Date Pro Forma Balance Sheet plus (2) the
                                                                   ----
     Product Basket Amount.


For purposes of determining whether any Buyer Indemnified Party is entitled to indemnification under this Section 7.2(a) or Section 7.3, the parties shall
                           --------------    -----------
ignore (i) any requirement in any representation or warranty contained herein that an event or fact be material, have a Material Adverse Effect or otherwise have a material adverse effect on Seller or the Business, taken as a whole, and
(ii) any other reference to materiality contained in any such representation or warranty.

     (b)  Indemnification by Buyer.  Buyer hereby agrees to indemnify and hold
          ------------------------
Seller, Holding, Global and their respective general partners, limited partners, shareholders, officers, directors and employees, as the case may be (collectively, "Seller Indemnified Parties"), harmless from any and all
                --------------------------
Indemnifiable Damages which any such person or entity may suffer or incur by reason of:

          (i) the breach of any of the covenants or agreements made by Buyer or Maytag Worldwide in this Agreement or any of the other agreements or certificates delivered by Buyer pursuant hereto; and

          (ii) from and after the Closing,

               (A) the breach or inaccuracy of any of the representations or warranties of Buyer contained in this Agreement or any of the other agreements or certificates delivered by Buyer or Maytag Worldwide pursuant hereto,

               (B)  any Assumed Liabilities, or

               (C) the operation of the Business after the Closing Date, including any Product Liability Claims or Product Warranty Claims relating to products of the Business that are manufactured or purchased by Buyer after the Closing Date (it being understood that this clause (C) shall not limit Seller Group's obligations under Section 7.2(a) and 7.3(a) and in the
                                            --------------     ------
     event of any conflict between this clause (C) and Sections 7.2(a) and
                                                       ---------------
     7.3(a), Sections 7.2(a) and 7.3(a) shall control);
     ------  ---------------     ------

               (D)  any Worker's Compensation Claims;

               (E)  except as provided in Section 7.2(a)(ii)(E), any Product
                                          ---------------------
     Liability Claims relating to products of the Business that were manufactured or purchased by Seller or its predecessors on or prior to the Closing Date, other than Product Liability Claims relating to products manufactured at any facility previously operated by Former

     Owner or any of its Affiliates or predecessors and that is not included in the Purchased Assets; and

                 (F)  except as provided in Section 7.2(a)(ii)(E), any Product
                                            ---------------------
     Warranty Claims relating to products of the Business that were manufactured or purchased by Seller or its predecessors on or prior to the Closing Date.

     (c)  Third-Party Claims. (i) If any claim or demand is asserted against an
          ------------------
indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 7.2(a) or 7.2(b) (a "Third Party Claim"), the
                         ---------------    ------     -----------------
indemnified party shall promptly give written notice and details thereof (the "Claim Notice"), including copies of all pleadings and the pertinent documents,
 ------------
to the indemnifying party or parties, as the case may be ("Indemnitor").
                                                           ----------

          (ii) If any Third Party Claim is solely for money damages or, where the Seller Group is the Indemnitor, will have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right, exercisable upon written notice given within twenty (20) days after receipt of the Claim Notice, to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Party Claim as to which indemnification will be sought by any indemnified party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the indemnified party in respect thereof, and in any such case the indemnifie d party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided,
                                                                     --------
     that the indemnified party shall have the right to participate in such defense at its own expense. Notwithstanding the foregoing, the indemnified party shall have the right to pay, settle or compromise any such Third Party Claim, provided that in such event the indemnified party shall waive
                  --------
     any right to indemnity therefor hereunder.

          (iii) If the Indemnitor does not assume control of the defense of a Third Party Claim pursuant to clause (ii) above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim; provided, however,
                                                             --------  -------
     that the indemnified party shall not compromise or settle any such Third Party Claim without the prior written consent of the Indemnitor (which shall not be unreasonably withheld). The indemnified party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of any Third Party Claim by the Indemnitor and any expenses incurred by so acting shall be paid by the Indemnitor; provided that such Third Party Claim is a
                                      --------
     proper claim for indemnification hereunder.

     (d)  Payment. Payment of Third Party Claims shall be made in accordance
          -------
with Section 7.2(c). With respect to all claims other than Third Party Claims,
     --------------
the Indemnitor shall promptly pay or reimburse the indemnified party in respect of any claim or liability for Indemnifiable Damages to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s). All claims for indemnity hereunder must be submitted by the indemnified party to the Indemnitor within the applicable time periods set forth in this Section 7.2. In the event the Indemnitor fails or refuses to
                  -----------
make payment for such claims within a period of twenty (20) days from the date of notice to the Indemnitor, the indemnified party shall be entitled to exercise all legal means of relief available.

     (e)  Access and Information.  With respect to any claim for indemnification
          ----------------------
hereunder, the indemnified party will give to the Indemnitor and its counsel, accountants and other representatives full and free access, during normal business hours and upon the giving of reasonable prior notice, to its books and records relating to such claims, and to its employees, accountants, counsel and other representatives, all without charge to the Indemnitor, except for reimbursement of reasonable out-of-pocket expenses. If a claim for indemnification is made hereunder, the indemnified party agrees to maintain any of its books and records then in its possession which may relate to such claim for such period of time as may be necessary to enable the Indemnitor to resolve such claim.

     (f)  Monetary Limitations on Indemnification.
          ---------------------------------------

          (i) Seller Group shall not be obligated hereunder to indemnify any Buyer Indemnified Parties with respect to any Indemnifiable Damages as to which such persons are otherwise entitled to indemnification under this Agreement based on a breach of a representation or warranty (including indemnification under Section 7.3(a)(i) but excluding indemnification based
                           -----------------
     on Section 3.13) unless and until the aggregate amount of Buyer
        ------------
     Indemnifiable Losses exceeds the General Basket Amount, and thereafter Buyer Indemnified Parties shall be entitled to indemnity hereunder only with respect to any such amounts in excess of the General Basket Amount.

          (ii) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate obligation of Seller Group pursuant to Section
                                                              -------
     7.2(a)(ii)(A) and Section 7.2(a)(ii)(E) shall not exceed Fifty Million
     -------------     ---------------------
     Dollars ($50,000,000.00); provided that such limitation shall not apply to
                               --------
     the representations set forth in Section 3.13.
                                      ------------

          (iii)  The liability of either Seller Group or Buyer under this
     Section 7.2 shall be offset dollar for dollar by any recovery actually
     -----------
     made by the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, from any third party (including insurers) on account of the item of Indemnifiable Damages involved (and no right of subrogation shall accrue to any such third party) and (ii) shall be net of any Tax benefit inuring to the indemnified party therefrom (after giving effect to the Tax effect (using an assumed Tax rate of 35% for each of the parties hereto) of the receipt of the indemnification payment). The parties hereto agree to pursue diligently and in good faith any recovery from any such third party with respect to any item of Indemnifiable Damages involved, but payments for Indemnifiable Damages shall not be postponed pending any such receipts or recoveries. Any such receipts or recoveries received by an indemnified party after a payment for Indemnifiable Damages shall be promptly paid over to the Indemnitor.

     (g)  Other Limitations on Indemnification.
          ------------------------------------

          (i) IN NO EVENT SHALL SELLER GROUP BE LIABLE TO THE BUYER INDEMNIFIED PARTIES FOR PUNITIVE, SPECIAL EXEMPLARY AND CONSEQUENTIAL DAMAGES AND IN NO EVENT SHALL BUYER GROUP BE LIABLE TO THE SELLER INDEMNIFIED PARTIES FOR PUNITIVE, SPECIAL EXEMPLARY AND CONSEQUENTIAL DAMAGES, PROVIDED, THAT THESE LIMITATIONS SHALL NOT APPLY TO (I) PUNITIVE, SPECIAL EXEMPLARY DAMAGES AND CONSEQUENTIAL PAYABLE TO A THIRD PARTY PURSUANT TO A THIRD PARTY CLAIM OR
     (II) CONSEQUENTIAL DAMAGES DIRECTLY RESULTING FROM A SPECIFIC BREACH OF A PARTY'S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS HEREUNDER.

          (ii) Anything in this Agreement to the contrary notwithstanding, no claim may be asserted nor any action commenced against Seller Group for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by Seller, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in this Agreement irrespective of whether the subject matter of such claim or action shall have occurred before or after such date. Indemnification shall continue hereunder with respect to any matter of which a party has notified the other parties in accordance with the requirements of this Section 7.2
                                                                   -----------
     on or prior to the date such indemnification would otherwise terminate in accordance with this Section 7.2(a), as to which the obligation of such
                          --------------
     other party shall continue until the liability of such party shall have been determined pursuant to this Article VII, and the Indemnitor shall have reimbursed all indemnified parties for the full amount of such Indemnifiable Damages in accordance with this Article VII.
                                                   -----------

     SECTION 7.3  Environmental Indemnification.
                  -----------------------------

     Notwithstanding any other provision of this Agreement, including the general indemnity provisions and limitations set forth elsewhere in this Article
                                                                         -------
VII, this Section 7.3 sets forth the sole and exclusive indemnities by the
---       -----------
Seller Group with respect to Environmental Matters arising from or related to the Purchased Assets or the Business.

     (a) Seller Group agrees to indemnify, defend and hold harmless the Buyer Indemnified Parties against any and all Indemnifiable Damages arising out of, related to or in connection with:

          (i) the breach or inaccuracy of any of the representations and warranties of Seller and Global set forth in Section 3.3;
                                                  -----------

          (ii)    subject to Section 7.3(d), any Undisclosed Claim of
                             --------------
     Environmental Liability; and

          (iii)   subject to Section 7.3(d), any Environmental Exposure Claim.
                             --------------
     (b)  For Environmental Matters covered by the Seller Group indemnity under
Section 7.3(a) that arise out of Third Party Claims solely for money damages,
--------------
the provisions of Section
                  -------

7.2(c) shall apply. For all other Environmental Matters covered by the Seller
------
Group indemnity under Section 7.3(a), Buyer shall have the right to conduct and
                      --------------
control, through counsel, consultant or contractor of its choosing (which shall be reasonably acceptable to Seller) any Claim of Environmental Liability. Buyer shall provide notice to the Seller Group of any such Environmental Matter and agrees to reasonably consult with the Seller Group regarding the scope of any remedial or other corrective action, and to provide the Seller Group, whenever practicable, with drafts of proposed submissions to relevant governmental authorities for comment prior to any final submission. The parties agree that any remedial or corrective action so controlled by Buyer shall employ measures that are cost effective and designed to satisfy, rather than exceed, requirements of applicable Environmental Law as appropriate. Subject to Section
                                                                        -------
7.2(f), the Seller Group shall promptly reimburse Buyer for Indemnifiable
------
Damages incurred pursuant to this Section 7.3(b) upon submission by Buyer of
                                  --------------
documentation verifying its costs.

     (c)  The Seller Group's indemnity obligations under Section 7.3(i) shall
                                                         --------------
survive until the sixth (6/th/) anniversary of the Closing Date and the Seller Group's indemnity obligations under Section 7.3(a)(ii) and (iii) shall survive
                                    ----------------------------
until the eighth (8/th/) anniversary of the Closing Date; provided that, the
                                                          -------------
Seller Group's obligation shall continue for any Environmental Matter for which Buyer has provided notice on or prior to the applicable anniversary date, until such time that the Seller Group shall have reimbursed Buyer for the full amount of Indemnifiable Damages for such Environmental Matter in accordance with this
Section 7.3. Notwithstanding anything in this Agreement to the contrary, the
-----------
maximum aggregate obligation of Seller under Section 7.3(a) shall not exceed
                                             --------------
the amount by which (i) one-half of the Purchase Price exceeds (ii) the aggregate amount paid by Seller Group pursuant to Section 7.2(a)(ii)(A).
                                                  ---------------------

     (d) To the extent any Indemnifiable Damages arising out of, or in connection with, any Undisclosed Claim of Environmental Liability or any Environmental Exposure Claim made or asserted during the Environmental Claims Period, Buyer and Seller Group shall contribute and share in each item of Indemnifiable Damages as follows:

     Period During Which a Claim
     for Indemnification is Made              Relative Obligations

     Beginning with the Closing Date          Seller Group shall bear ninety
     through the day immediately preceding    percent (90%) and Buyer shall
     the second anniversary of the            bear ten percent (10%) of each
     Closing Date                             item of Indemnifiable Damages

     Beginning with the second anniversary    Seller Group shall bear
     of the Closing Date through the day      seventy-five percent (75%) and
     immediately preceding the fifth          Buyer shall bear twenty-five
     anniversary of the Closing Date          percent (25%) of each item of
                                              Indemnifiable Damages

     Beginning with the fifth anniversary     Seller Group shall bear fifty
     of the Closing Date through the day      percent (50%) and Buyer shall
     immediately preceding the eighth         bear fifty percent (50%) of each
     anniversary of the Closing Date          item of Indemnifiable Damages


     (e)  The relative obligations set forth in Section 7.3(a)(ii) and (iii)
                                                ----------------------------
shall be fixed by reference to the dates that claims for indemnification are made or asserted against the indemnifying party and shall not be subject to change thereafter. Seller Group's indemnification obligations with respect to Undisclosed Claims of Environmental Liability which involve remediation, rectification or clean-up of any Environmental Matter shall be limited to those Indemnifiable Damages which may be reasonably incurred to bring such Environmental Matter into substantial compliance with the remediation levels or performance standards imposed under Environmental Laws as in effect at the time the remediation is commenced.

     Section 7.4  Arbitration.
                  -----------

     Except for disputes resolved under Section 2.6 of this Agreement, all
                                        -----------
controversies and claims arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA"),
                                                               ---
incorporated herein by reference, by a single neutral arbitrator to be chosen in accordance with the procedures of the AAA. The arbitration proceeding shall be conducted in Chicago, Illinois. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce and the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16 (1999), and shall be conducted irrespective of and shall supersede, as among the parties hereto, any finding of liability or apportionment of damages resulting from the judicial resolution of any Third Party Claim involving Undisclosed Claims of Environmental Liability or Environmental Exposure Claims. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. However, any of the parties may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, or as may be required by applicable law or regulation, including applicable securities laws or regulations of an established national securities exchange on which securities of Buyer or Seller are traded, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder to any other third party other than its attorneys and auditors without the prior written consent of both parties.

     Section 7.5  Exclusive Remedy.
                  ----------------

     (a)  Except as set forth in Article VIII, each of Buyer and Seller Group
                                 ------------
hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the representations, warranties, covenants and agreements contained in this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII, provided, that either party may
                             -----------
exercise any and all remedies it may have at law or in equity in the event of a breach by the other party of its payment obligations established pursuant to Section 7.2, Section 7.3 or Section 7.4. In furtherance of the
            -----------  -----------    -----------
foregoing and subject to the foregoing proviso, each of Buyer and Seller Group hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Seller Group or Buyer, as the case may be, (but not as against third parties including contribution rights) arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to the representations, warranties, covenants and agreements contained in this Agreement.

     (b) Notwithstanding the foregoing subsection (a), nothing contained in this Section 7.5 shall prevent any party hereto from seeking and obtaining
     -----------
specific performance by another party hereto of any of its obligations under this Agreement as provided in Section 9.10 or from seeking and obtaining
                              ------------
injunctive relief against another party's activities in breach of this Agreement.

     (c) Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer after the Closing to rescind this Agreement or any of the transactions contemplated hereby.

     Section 7.6  Adjustment to Purchase Price.
                  -----------------------------

     Any payment by Buyer or Seller Group under this Article VII shall, to the
                                                     -----------
extent such payment can be properly so characterized under applicable tax law, be treated by the parties as an adjustment to the Purchase Price.

                                 ARTICLE VIII
                                  TERMINATION
                                  -----------

     Section 8.1  Termination.
                  ------------

     This Agreement may be terminated at any time prior to Closing by:

     (a)  the mutual consent of Seller and Buyer;

     (b) either Seller or Buyer if the Closing has not occurred by the close of business on September 30, 2001, so long as the failure to consummate the transaction on or before such date did not result solely from the failure by the party (or its Affiliate) seeking termination of this Agreement to fulfill any undertaking or commitment on its part provided for herein prior to Closing;

     (c) by Seller, if neither it nor Global is then in material breach of this Agreement, provided Buyer is in material breach of this Agreement and has failed to cure such breach within thirty days after receipt of notice from Seller requesting such breach to be cured;

     (d) by Buyer, if it is not then in material breach of this Agreement, provided either Seller or Global is in material breach of this Agreement and has failed to cure such breach within thirty days after receipt of notice from Buyer requesting such breach to be cured; or

     (e)  by Buyer, pursuant to Section 5.17.
                                ------------

     Section 8.2    Procedure and Effect of Termination.
                    -----------------------------------

     In the event of termination of this Agreement pursuant to Section 8.1,
                                                               -----------
written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.6, 7.2(a)(i), 7.2(b)(i), 7.5, 9.5 and the
              ------------  ---------  ---------  ---  ---
Confidentiality Agreements shall survive the termination of this Agreement and except that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement.

     Section 8.3    Wrongful Termination.
                    --------------------

     Notwithstanding anything to the contrary in this Agreement, if a party wrongfully terminates this Agreement, that party shall be liable for any Indemnifiable Damages caused thereby.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     Section 9.1    Counterparts.
                    ------------

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and originals or facsimile counterparts have been delivered to the other parties.

     Section 9.2    Governing Law.
                    -------------

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the choice of law principles) as to all matters including matters of validity, construction, effect, performance and remedies, provided that the internal affairs of Seller,
                                  --------
Global and Holding shall be governed by the laws of the State of Texas and the internal affairs of Maytag Worldwide shall be governed by the laws of the Netherlands Antilles.

     Section 9.3    No Third Party Beneficiaries.
                    ----------------------------

     Nothing in this Agreement or any ancillary documents, whether expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, the Seller Indemnified Parties and the Buyer Indemnified Parties, any rights, remedies or other benefits under or by reason of this Agreement.

     Section 9.4    Entire Agreement.
                    ----------------

     Except for the Confidentiality Agreement, this Agreement and the Schedules and Exhibits hereto contain the entire agreement among the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations and warranties between the parties other than those set forth or referred to herein. Each of the parties further represents and warrants that, in executing and delivering this Agreement, it has not relied on any statement or representation made by any legal counsel or investment advisor to or other agent of any other party to this Agreement.

     Section 9.5    Expenses.
                    --------

     Except as otherwise set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 9.6    Notices.
                    -------

     All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

     Notices to a member of Seller Group shall be addressed to it:

                              prior to June 25, 2001:

                              c/o Goodman Global Holdings, Inc.
                              1501 Seamist
                              Houston, Texas 77008-5097
                              Attention:  Ben D. Campbell
                                          Executive Vice President, Secretary
                                          and General Counsel
                              Telecopier: (713) 862-6729

                              after June 25, 2001:

                              c/o Goodman Global Holdings, Inc.
                              2550 North Loop West
                              Suite 400
                              Houston, Texas 77092
                              Attention:  Ben D. Campbell
                                          Executive Vice President, Secretary
                                          and General Counsel
                              Telecopier: (713) 862-6729
     with a copy to:

                              Bracewell & Patterson, L.L.P.
                              711 Louisiana Street, Suite 2900
                              Houston, Texas 77002-2781
                              Attention:  Edgar J. Marston III
                              Telecopier: (713) 221-1188

or at such other address and to the attention of such other person as Seller Group may designate by written notice to Buyer.

     Notices to Buyer shall be addressed to it:

                              Maytag Corporation
                              403 W. Fourth Street North
                              Newton, Iowa 50208
                              Attention:  General Counsel
                              Telecopier: (641) 787-6930

          with a copy to:

                              Sidley Austin Brown & Wood
                              Bank One Plaza
                              10 South Dearborn St.
                              Chicago, Illinois 60603
                              Attention:  Dennis V. Osimitz
                                          John R. Box
                              Telecopier: 312-853-7036

or to such other address and to the attention of such other person as Buyer may designate by written notice to Seller Group.

     Section 9.7    Successors and Assigns.
                    ----------------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided,
                                                                      --------
however, that no party to this Agreement may assign its rights prior to the
-------
Closing or delegate its obligations under this Agreement without the express prior written consent of the other parties to this Agreement, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Seller or Global, to one or more corporations all of the outstanding capital stock of which is owned or controlled by Buyer or to one or more general or limited partnerships or limited liability companies owned or controlled by Buyer, provided that (i) such assignment shall not result in Buyer or Seller
       --------
having to amend its respective Notification and Report Form filed under the HSR Act in connection with the transactions contemplated hereunder, (ii) the assignee shall assume in writing all of Buyer's obligations to Seller hereunder,
(iii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment and (iv) Seller's obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of a certificate signed on its behalf containing representations and warranties similar to those made by Buyer in Article IV. Following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

     Section 9.8    Headings; Interpretation.
                    ------------------------

     The section and article headings contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation," (ii) the word "or" is not exclusive and (iii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and the Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Disclosure Schedule, Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     Section 9.9    Amendments and Waivers.
                    ----------------------

     This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     Section 9.10   Specific Performance.
                    --------------------

     The parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, subject to Section 7.4, the
                                                                -----------
rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

     Section 9.11   Severability of Provisions.
                    --------------------------

     If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent practicable.

     Section 9.12   Consent to Jurisdiction.
                    -----------------------

     The parties hereto hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the City of Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that, except with respect to certain matters specifically referenced herein where disputes shall be resolved by non-judicial proceedings, all claims in respect of any such action or proceeding shall be heard and determined in such a court.

     Section 9.13   Joint Preparation.
                    -----------------

     The parties to this Agreement have jointly prepared this Agreement.

     Section 9.14   Time.
                    ----

     Time is of the essence in this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of the parties as of the date first above written.

                                             AMANA APPLIANCE COMPANY, L.P.
                                             By:  Amana Holding Company,
                                                  its sole general partner


                                                  By: __________________________
                                                  Name: ________________________
                                                  Title: _______________________

                                             GOODMAN GLOBAL HOLDINGS, INC.


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             MAYTAG CORPORATION

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             MAYTAG WORLDWIDE N.V.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                   EXHIBIT B

                         INDEMNIFICATION/CONTRIBUTION


     1. Buyer shall indemnify and hold harmless each Shareholder, each person or entity, if any, who controls such Shareholder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Shareholder and such controlling person or entity, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons or entities may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                            ---------

          A. Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

          B. The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          C. Any violation or alleged violation by Buyer of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 1 shall not
--------  -------                                            ---------
apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to Buyer by the indemnified party expressly for use in connection with such registration or any information provided by a Shareholder regarding its proposed plan of distribution; provided,
                                                                       --------
further, that the indemnity agreement contained in this Exhibit B shall not
-------                                                 ---------
apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. Buyer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

     2. Each Shareholder shall indemnify and hold harmless Buyer, each of its directors, each of its officers who shall have signed the registration statement, each person or entity, if any, who controls Buyer within the meaning of the Securities Act, any other Shareholder, any controlling person or entity of any such other Shareholder and each officer, director, partner, and employee of such other Shareholder and such controlling person or entity, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons or entities may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration or any information provided by such Shareholder regarding its proposed plan of distribution; provided, however, that (x) the indemnification required by this
              --------  -------
Section 2 shall not apply to amounts paid in settlement of any such loss, claim,
---------
damage, liability or expense if settlement is effected without the consent of the relevant Shareholder, which consent shall not be unreasonably withheld, and
(y) in no event shall the amount of any indemnity under this Section 2 exceed
                                                             ---------
the gross proceeds from the applicable offering received by such Shareholder.

     3.   Promptly after receipt by an indemnified party under this Exhibit B of
                                                                    ---------
notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Exhibit B, such indemnified party shall deliver to the indemnifying
           ---------
party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its
--------  -------
own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Exhibit B but shall not relieve the indemnifying
                             ---------
party of any liability that it may have to any indemnified party otherwise than pursuant to this Exhibit B. Any fees and expenses incurred by the indemnified
                 ---------
party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     4.   If the indemnification required by this Exhibit B from the
                                                  ---------
indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Exhibit B:
---------

          A. The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1 and Section 2,
                                                      ---------     ---------
     any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          B. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata
                                      ---------
     allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 4(A). No person
                                                         ------------
     or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     5.   If indemnification is available under this Exhibit B, the indemnifying
                                                     ---------
parties shall indemnify each indemnified party to the full extent provided in this Exhibit B without regard to the relative fault of such indemnifying party
     ---------
or indemnified party or any other equitable consideration referred to in Section
                                                                         -------
4.
-

     6.   The obligations of Buyer and the Shareholders under this Exhibit B
                                                                   ---------
shall survive the completion of any offering of Maytag Shares pursuant to a Registration Statement under this Agreement, and otherwise.